Exhibit 4.8

SUBLEASE AGREEMENT

THIS SUBLEASE AGREEMENT (this “Sublease Agreement”) is made and entered into on this 7th day of April, 2015 by and between Texas Heart Institute, a Texas non-profit corporation (herein “Sublessor”) and Essa Pharmaceuticals Corp., a Texas corporation (referred to herein “Sublessee”).

WITNESSETH THAT:

WHEREAS, Sublessor, as tenant, entered into that certain Lease Agreement Life Science Plaza, with Sheridan Hills Developments, L.P., as landlord (the “Landlord”), dated effective February 20, 2009, and that certain First Amendment to Lease Agreement dated June 2, 2009, copies of which are attached hereto as Exhibit “A” and incorporated herein by reference for all purposes (as amended, the “Master Lease”);

WHEREAS, the Master Lease is stipulated to currently cover 9,363 square feet of Net Rentable Area known as Suite 900 located on the ninth (9th) floor (herein the “Leased Premises”) of that certain medical office building located at 2130 West Holcombe Boulevard, Houston, Texas 77030 (the “Building”); and

WHEREAS, Sublessee desires to sublease all of the Leased Premises from Sublessor and Sublessor desires to sublease all of the Leased Premises to Sublessee.

NOW THEREFORE, in consideration of the foregoing recitations, the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.         Definitions. Except as otherwise defined in this Sublease Agreement, terms defined in the Master Lease and used herein shall have the meaning assigned to them in the Master Lease. To the extent this Sublease Agreement conflicts with any terms of the Master Lease, the terms of this Sublease Agreement shall control.

2.         Sublease Premises. Sublessor does hereby sublease to Sublessee, and Sublessee does hereby sublease from Sublessor, upon and subject to the terms and conditions, covenants and agreements set forth in this Sublease Agreement and the Master Lease, all of the Leased Premises which is stipulated to consist of 9,363 square feet of Net Rentable Area as is depicted as the cross-hatched area on Exhibit “B” attached hereto and incorporated herein by reference (collectively, the “Sublease Premises”), together with the Conveyed Personal Property transferred to Sublessee by Sublessor pursuant to Paragraph 10.

3.         Sublease Term. This Sublease Agreement shall be effective upon its execution by both parties and written receipt of Landlord’s consent to this Sublease Agreement, (the “Effective Date”), but the term shall commence on May 1, 2015 (the “Commencement Date”) and shall expire on December 31, 2019, unless otherwise sooner terminated in accordance with the provisions of this Sublease Agreement (the “Sublease Term”). Sublessor agrees not to exercise its Early Termination Option without Sublessee’s prior written consent.

4.         Base Rent. Effective as of the Commencement Date, Sublessee agrees to pay to Sublessor monthly Base Rent in accordance with the following table:

RENTAL PERIOD	ANNUAL BASE RENT RATE	MONTHLY BASE RENT

May 1, 2015 – April 30, 2016	$17.00	$13,264.25
May 1, 2016 – April 30, 2017	$17.50	$13,654.38
May 1, 2017 – April 30, 2018	$18.00	$14,044.50
May 1, 2018 – April 30, 2019	$18.50	$14,434.63
May 1, 2019 – December 31, 2019	$19.00	$14,824.75

Monthly Base Rent shall be payable in advance on the first day of each calendar month without prior notice or demand provided that payments of Monthly Base Rent paid with respect to any partial months occurring during the Sublease Term shall be prorated based on the actual number of days in said partial month. Sublessee shall pay the first month’s Monthly Base Rent payment to Sublessor upon execution of this Sublease. The term “Rent” as used in this Sublease Agreement means Monthly Base Rent, Sublessee’s Portion (as hereinafter defined) of Operating Expenses, Parking Fees pursuant to Paragraph 15 of this Sublease Agreement, and any and all other sums payable by Sublessee pursuant to this Sublease Agreement. All Rent shall be payable to Sublessor at the address set forth in Paragraph 16 of this Sublease Agreement without deduction or offset of any kind, except as otherwise expressly set forth herein. Sublessor shall timely and fully pay all Rent due under the Master Lease throughout the Sublease Term.

If Sublessee shall fail to pay any installment of monthly Base Rent or any other amount due hereunder within five (5) days of becoming due, Sublessee shall pay as additional Rent hereunder to Sublessor, a late charge in the amount of five percent (5%) of the amount due, as well as interest on any such amount calculated from the due date through the date of payment at the default interest rate provided for in the Master Lease. The late charges payable pursuant hereto shall be (i) payable within ten (10) days of Sublessor’s notice and (ii) without prejudice to any of Sublessor’s rights and remedies hereunder at law or in equity for such failure and in addition to any such rights and remedies. No failure by Sublessor to insist upon the strict performance by Sublessee of Sublessee’s obligations to pay late charges as provided herein shall constitute a waiver by Sublessor of its right to enforce the provisions hereof in any instance thereafter occurring. The provisions of this paragraph shall not be construed in any way to extend the grace periods or notice periods provided for elsewhere in this Sublease Agreement.

5.         Sublessee Additional Rental and Utility Charges. (a) Commencing on the Commencement Date, Sublessee shall also pay in addition to Base Rent its pro rata share of Operating Expenses pursuant to Section 6 of the Master Lease (“Sublessee’s Portion”), prorated for the Fiscal Year during which the Commencement Date occurs, such that Sublessee is responsible for paying Sublessee’s Portion for the part of such Fiscal Year that the Commencement Date occurs. Sublessee’s Portion shall be equal to one hundred percent (100%) of Sublessor’s pro rata share of Operating Expenses under the Master Lease. Sublessee shall pay Sublessee’s Portion to Sublessor on an estimated monthly basis together with its Base Rent payment and otherwise in accordance with Section 6 of the Master Lease. Sublessee shall have no right to audit Landlord’s records as to Operating Expenses; provided, however, at Sublessee’s request and reasonable cost and expense, Sublessor will exercise its rights under Section 6 of the Master Lease as required for Sublessee to conduct an audit of such records as to Operating Expenses. If Sublessee’s audit reveals any overcharges, Sublessor will make commercially reasonable efforts to enforce its rights under the Master Lease on Sublessee’s behalf, and to the extent successful, pay Sublessee’s Portion to Sublessee of the overcharges refunded to Sublessor (but only to the extent such overcharges relate to period(s) of time following the Commencement Date); (b) commencing on the Commencement Date, Sublessee shall pay Sublessor on a monthly basis in arrears for all actual costs charged by Landlord for utilities provided to the Leased Premises pursuant to Section 7.E. of the Lease. Such utility costs shall be payable by Sublessee on or before the first day of the following calendar month, along with Monthly Base Rent.

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6.         Security Deposit. Upon execution of this Sublease Agreement, Sublessee shall pay Sublessor a security deposit in an amount equal to the last month’s Base Rent payment set forth in Paragraph 4. And the monthly estimated payment for Sublessee’s Portion of Operating Expenses (the “Security Deposit”). The Security Deposit shall be held by Sublessor, but otherwise subject to the provisions of the Master Lease with respect to Sublessor’s security deposit with Landlord.

7.         Delivery/Construction. Sublessor will deliver the Sublease Premises in good order and repair and in broom clean condition ready for Sublessee’s construction on or before May 1, 2015 and Sublessee agrees to accept the Sublease Premises in its current “as is”, “where is” and “with all faults” condition, and, Sublessor shall not be required to make any alterations, decorations, installations, additions, or improvements of any kind whatsoever to prepare the Sublease Premises for Sublessee’s occupancy for Sublessee’s use. Upon receipt of Landlord’s written consent to this Sublease Agreement, and delivery of the Sublease Premises to Sublessee, Sublessee may enter and take possession of the Sublease Premises. By occupying the Sublease Premises, Sublessee acknowledges and agrees that SUBLESSOR HAS NOT MADE ANY REPRESENTATION OR WARRANTY WITH RESPECT TO THE SUBLEASE PREMISES OR THIS SUBLEASE AGREEMENT, EXCEPT TO THE EXTENT EXPRESSLY MADE IN THIS SUBLEASE AGREEMENT, INCLUDING, WITHOUT LIMITATION ANY REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, AS TO ANY MATTER WHATSOEVER, INCLUDING, WITHOUT LIMITATION, THE MERCHANTABILITY OF THE SUBLEASE PREMISES ITS FITNESS FOR ANY PARTICULAR PURPOSE, OR THE HABITABILITY OF THE SUBLEASE PREMISES AND, AS TO SUBLESSEE, THE SUBLESSEE TAKES THE SUBLEASE PREMISES “AS IS, WHERE IS, WITH ALL FAULTS”, AND (C) ACKNOWLEDGES AND AGREES THAT THE SUBLEASE PREMISES ARE SUBJECT TO THE LIMITATIONS, ENCUMBRANCES AND OTHER MATTERS DESCRIBED IN THE MASTER LEASE. Sublessor represents to Sublessee that Sublessor has no actual knowledge of any defects in the Sublease Premises that will impede Sublessee’s use of the Sublease Premises. Sublessor shall, prior to May 1, 2015, remove the furniture, file cabinets, tables, chairs, audio/visual and other electronic equipment, and other personal property owned by Sublessor (except as provided in Paragraph 10 below).

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8.         Insurance. Sublessee will, at its own expense, carry and maintain in full force and effect during the Sublease Term the insurance required under the Master Lease to be obtained by Sublessor. Sublessee’s commercial general liability insurance policy must name Sublessor (and Landlord) as an additional insured and Sublessee’s property insurance policy must be endorsed to provide a waiver of subrogation in favor of the Sublessor. Sublessee’s liability insurance policies must be endorsed to obligate the insurer not to cancel coverage without first giving thirty (30) days’ written notice to Sublessor. Sublessee must furnish Sublessor with certificates of insurance evidencing the required commercial general liability insurance coverage prior to the Commencement Date and thereafter prior to each policy renewal date. However, the amount of such insurance shall not limit Sublessee’s liability, nor relieve Sublessee of any obligation under the terms of this Sublease Agreement.

9.         Incorporation of Master Lease. Insofar as the provisions of the Master Lease do not conflict with the specific provisions herein, they and each of them are incorporated into this Sublease Agreement as fully as if completely rewritten herein, and Sublessee agrees to be bound to Sublessor as if it were lessee and Sublessor were landlord therein, by all of the terms, conditions and covenants of the Master Lease insofar as they relate to the Sublease Premises, except as otherwise provided in this Sublease Agreement. Except as expressly stated in this Sublease Agreement, Sublessee shall be entitled to receive the benefit of all such terms, conditions and covenants of the Master Lease that are intended by their terms to benefit Sublessor, provided that Sublessor shall not have any liability to Sublessee as a result of a breach of failure to perform by Landlord under the Master Lease; provided, however, Sublessor agrees to (i) use its commercially reasonable efforts to enforce Landlord’s obligations under the Master Lease and (ii) request such above Building standard services on behalf of Sublessee (to the extent Landlord will not accept such requests directly from Sublessee) as are available pursuant to the terms and provisions of the Master Lease, and Sublessee shall pay for such above Building standard services in the amount(s) required per the terms and provisions of the Master Lease. To the extent Sublessor receives written notice from Master Landlord that pertains to or otherwise relates to the Sublease Premises, Sublessor shall provide a copy of such written notice to Sublessee within two (2) business days following Sublessor’s receipt of same. In addition, to the extent Sublessor’s obligation to pay rent or other sums under the Master Lease with respect to the Sublease Premises are abated, Sublessee’s obligation to pay Rent with respect to the Sublease Premises under this Sublease Agreement shall be abated.

Sublessor represents and warrants to Sublessee that (a) Sublessor has delivered to Sublessee a full and complete copy of the Master Lease, (b) the Master Lease is, as of the Effective Date hereof, in full force and effect, and (c) no Event of Default has occurred under the Master Lease and, to Sublessor’s knowledge, no event has occurred and is continuing which would constitute an Event of Default but for the requirement of the giving of notice and/or the expiration of the period of time to cure. Sublessor further represents, warrants and covenants that it shall not take or permit to be taken by those under Sublessor’s control any action or omission that could constitute an Event of Default under the Master Lease and that Sublessor shall maintain the Master Lease in full force and effect throughout the Sublease Term.

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10.         Personal Property. On the Commencement Date, (a) Sublessor shall convey to Sublessee by bill of sale, the personal property located in the Leased Premises as described on Exhibit “C” attached hereto (the “Conveyed Personal Property”), and (b) Sublessee shall make simultaneous payment to Sublessor of an amount equal to $30,000.00, all in accordance with a bill of sale to be executed by Sublessor and Sublessee that is substantially in the form attached hereto as Exhibit “C-1” (“Bill of Sale”). Sublessee agrees to accept the Conveyed Personal Property in its “as is, where is” condition. SUBLESSEE ACKNOWLEDGES AND AGREES THAT SUBLESSOR HAS NOT MADE ANY REPRESENTATION OR WARRANTY WITH RESPECT TO THE CONVEYED PERSONAL PROPERTY.

11.         Indemnification.

(a)         SUBLESSEE AGREES TO INDEMNIFY, DEFEND AND HOLD Sublessor and its affiliates, and any officer, director, trustee, fiduciary, employee, shareholder, partner, manager or member of Sublessor or any of its affiliates (each, an “Indemnitee”) HARMLESS FROM AND AGAINST ALL suits, claims, actions, proceedings, damages, liabilities, costs and expenses of every kind, including reasonable attorneys’ fees (the “Indemnifiable Matters”) ASSERTED AGAINST AN INDEMNITEE ON ACCOUNT OF INJURIES OR DEATH TO PERSONS OR DAMAGE TO PROPERTY TO THE EXTENT THAT ANY SUCH DAMAGE OR INJURY WAS CAUSED, EITHER PROXIMATELY OR REMOTELY, BY ANY ACT OR OMISSION, WHETHER NEGLIGENT OR NOT, OF SUBLESSEE OR ANY of its affiliates, and any officer, director, trustee, fiduciary, employee, shareholder, partner, manager, member, agent, representative, servants, invitees, contractor or subcontractor of Sublessee or of any of Sublessee’s affiliates (collectively, the “Sublessee Related Parties”) OR OF ANY OTHER PERSON ENTERING UPON THE SUBLEASE PREMISES UNDER OR WITH THE EXPRESSED OR IMPLIED INVITATION OF SUBLESSEE, OR IF ANY SUCH INJURY OR DAMAGE MAY IN ANY OTHER WAY ARISE FROM OR OUT OF THE OCCUPANCY OR USE OF SUBLESSEE OR ANY SUBLESSEE RELATED PARTY, OF THE SUBLEASE PREMISES OR CONVEYED PERSONAL PROPERTY, EXCEPT TO THE EXTENT CAUSED BY THE FAILURE TO COMPLY WITH THE LAW BY, OR THE NEGLIGENCE OR INTENTIONAL MISCONDUCT OF, AN INDEMNITEE.

(b)         SUBLESSOR HEREBY AGREES THAT IT WILL INDEMNIFY, DEFEND AND HOLD HARMLESS SUBLESSEE AND ITS AFFILIATES, AND ANY OFFICER, DIRECTOR, TRUSTEE, FIDUCIARY, EMPLOYEE, SHAREHOLDER, PARTNER, MANAGER, MEMBER, AGENT, REPRESENTATIVE, SERVANT, INVITEE, CONTRACTOR OR SUBCONTRACTOR OF SUBLESSEE OR ANY OF ITS AFFILIATES (EACH, A “SUBLESSEE INDEMNITEE”) FROM AND AGAINST ALL INDEMNIFIABLE MATTERS ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF ANY BREACH, VIOLATION OR NONPERFORMANCE OF ANY TERM OR CONDITION ON THE PART OF SUBLESSOR HEREUNDER OR UNDER THE MASTER LEASE. ADDITIONALLY, SUBLESSOR AGREES TO INDEMNIFY, DEFEND AND HOLD EACH SUBLESSEE INDEMNITEE HARMLESS FROM AND AGAINST ALL INDEMNIFIABLE MATTERS ASSERTED AGAINST A SUBLESSEE INDEMNITEE ON ACCOUNT OF INJURIES OR DEATH TO PERSONS OR DAMAGE TO PROPERTY TO THE EXTENT THAT ANY SUCH DAMAGE OR INJURY WAS CAUSED, EITHER PROXIMATELY OR REMOTELY, BY ANY ACT OR OMISSION, WHETHER NEGLIGENT OR NOT, OF SUBLESSOR OR ANY OR ANY OF ITS AFFILIATES, AND ANY OFFICER, DIRECTOR, TRUSTEE, FIDUCIARY, EMPLOYEE, SHAREHOLDER, PARTNER, MANAGER, MEMBER, AGENT, REPRESENTATIVE, SERVANTS, INVITEES, CONTRACTOR OR SUBCONTRACTOR OF SUBLESSOR OR OF ANY OF SUBLESSOR’S AFFILIATES (COLLECTIVELY, THE “SUBLESSOR RELATED PARTIES”), EXCEPT TO THE EXTENT CAUSED BY THE FAILURE TO COMPLY WITH THE LAW BY, OR THE NEGLIGENCE OR INTENTIONAL MISCONDUCT OF A SUBLESSEE INDEMNITEE.

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12.         Pass Through of Rights. Notwithstanding anything to the contrary herein, the services, rights and remedies to which Sublessee is entitled to hereunder are those to which Sublessor is entitled under the Master Lease. Sublessor shall not have any liability for the failure of Landlord to perform its obligations under the Master Lease; provided, however, Sublessor agrees to cooperate with Sublessee in order to require Landlord to comply with the terms and provisions of the Master Lease, and, if necessary, enforce Sublessor’s rights thereunder on behalf of Sublessee.

13.         Landlord’s Consent. This Sublease Agreement is expressly conditioned upon Landlord’s written consent to this Sublease Agreement. If such consent is refused or if the same is not obtained in writing by the date that is ten (10) business days after the full execution of this Sublease Agreement, either Sublessor or Sublessee may terminate this Sublease Agreement by delivering written notice to the other prior to Landlord providing its written consent to the Sublease, in which event this Sublease Agreement shall be null and void, of no force or effect, and all sums that Sublessee shall have paid or delivered hereunder to Sublessor shall be promptly returned to Sublessee.

14.         Default. Should Sublessee fail to timely perform any of its obligations under this Sublease Agreement or fail to timely perform any of Sublessor’s obligations under the Master Lease which Sublessee has agreed herein to perform, then Sublessor shall have all of the rights and remedies under the Master Lease which are available to Landlord, the same as though Sublessor was the landlord under the Master Lease and Sublessee was the tenant thereunder. The parties agree that with respect to this Sublease Agreement and the Master Lease, time is of the essence. In addition to any remedies outlined in the Master Lease, Sublessor shall have the right to terminate this Sublease Agreement if Sublessee is delinquent in its monthly payment of Base Rent or Additional Rent for more than ten (10) business days on two (2) occasions within any twelve (12) month period during the Sublease Term.

15.         Parking. Sublessee shall pay for and take throughout the Sublease Term, three (3) reserved parking spaces and thirteen (13) unreserved parking spaces (collectively “Parking Spaces”) in the Garage, subject to the terms and conditions of Exhibit “C” to the Master Lease and any rules in effect for the Garage. Sublessee shall pay Sublessor the parking rentals for the Parking Spaces and Sublessor shall timely and fully pay Landlord the parking rental under the Master Lease on a monthly basis together with Base Rent.

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16.         Notices. No notice, approval, consent or other communication authorized or required by this Sublease Agreement shall be effective unless same shall be in writing and personally delivered, or by a recognized overnight courier service (i.e., FedEx), or sent postage prepaid by United States registered or certified mail, return receipt requested, directed to the other party at its address hereinafter provided or such other address as either party may designate by notice given from time to time in accordance herewith:

Sublessor:	Texas Heart Institute
Attention: Mr. Marc Mattsson, CEO
6770 Bertner Ave., Suite C 550
Houston, TX 77030

With a copy to:	Texas Heart Institute
Attention: Mr. Fred Zeidman
Treasurer/Chief Financial Officer
6770 Bertner Ave., Suite C 550
Houston, TX 77030

Sublessee:	Essa Pharmaceuticals Corp.
Attention: David Wood
2130 West Holcombe
Suite 900
Houston, Texas 77030

With a copy to:	Jackson Walker L.L.P.
Attention: Patrick T. Sharkey
1401 McKinney
Suite 1900
Houston, Texas 77010

The Rent payable by Sublessee hereunder shall be paid to Sublessor at the same place where a notice to Sublessor is herein required to be directed.

17.         Brokerage Commissions. Each party hereto warrants to the other that no agent, finder or broker other than Colliers Appelt Womack, Inc. (d/b/a Colliers International), which represents Sublessor, and Transwestern which represents Sublessee, both of whose fees and commissions, if any, are to be paid by Sublessor pursuant to separate agreements, have been involved with the introduction of Sublessor and Sublessee and/or the sublease of the Sublease Premises. In the event of a breach of the foregoing warranty, the breaching party agrees to save, defend, indemnify and hold harmless the other party hereto from and against any claims, losses, damages, liabilities and expenses, including but not limited to, reasonable attorneys’ fees.

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18.         OFAC Compliance. Both Sublessor and Sublessee are currently in compliance with and shall at all times during the term of this Sublease Agreement remain in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action relating thereto.

19.         Rights Personal to Sublessor Under Master Lease. Notwithstanding anything herein or in the Master Lease to the contrary, in no event shall Sublessee have the right to exercise any of the rights of Sublessor in the Master Lease to renew the Lease.

20.         Binding Effect. This Sublease Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

21.         Governing Law. This Sublease Agreement shall be construed and interpreted in accordance with the laws of the State of Texas.

22.         Modification and Non-Waiver. This Sublease Agreement may not be modified or amended, except by an agreement in writing signed by both parties. The parties may waive any of the conditions contained herein or any of the obligations of the other party hereunder, but any such waiver shall be effective only if in writing and signed by the party waiving such conditions or obligations.

23.         Entire Agreement. This Sublease Agreement (including any exhibits hereto) embodies the entire agreement between the parties concerning the subject matter hereof and replaces and supersedes any prior and contemporaneous negotiations, agreements or understandings among the parties hereto.

24.         Headings. The headings of paragraphs herein are for convenience of reference only, do not constitute a part of this Sublease Agreement, and shall not be deemed to limit or alter any of the provisions hereof.

25.         Counterparts. This Sublease Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

26.         Assignment. Sublessee may not assign this Sublease Agreement or further sublet all or any part of the Sublease Premises without the prior written consent of Sublessor and Landlord.

27.         Severability. In the event any one or more of the provisions contained in this Sublease Agreement shall for any reason be judicially declared to be invalid, illegal, unenforceable or void in any respect, such declaration shall not have the effect of invalidating or voiding the remainder of this Sublease Agreement, and the parties hereto agree that the part or parts of this Sublease Agreement so held to be invalid, illegal, unenforceable or void will be deemed to have been stricken here from and the remainder will have the same force and effectiveness as if such part had never been included herein.

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28.         Attorney Fees. In the event either party becomes involved in legal proceedings against the other to enforce such party’s respective rights or interests under this Sublease Agreement, the prevailing party shall be entitled to receive from the non-prevailing party reasonable attorneys’ fees incurred in connection with any such proceedings. “Prevailing party” shall mean and is hereby defined by the parties to mean that party which the court finds and/or declares is the prevailing party, whether or not that party obtains monetary, declaratory, injunctive, equitable or nominal relief. With respect to any monetary claim, no award of damages shall be necessary in order for a party to be found by the court to have prevailed. With respect to any non-monetary claim, no equitable relief shall be necessary in order for a party to be found by the court to have prevailed.

[Signatures on Following Page]

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SIGNATURE PAGE TO THAT CERTAIN
SUBLEASE AGREEMENT BY AND BETWEEN
TEXAS HEART INSTITUTE, AS SUBLESSOR AND
ESSA PHARMACEUTICALS CORP., AS SUBLESSEE

IN WITNESS WHEREOF, the parties have caused this Sublease Agreement to be executed on the day and year first above written.

SUBLESSOR:

TEXAS HEART INSTITUTE,
a Texas non-profit corporation

By:	/s/ Marc C. Mattsson
	Name:	Marc C. Mattsson
	Title:	CEO

SUBLESSEE:

ESSA PHARMACEUTICALS CORP.,
a Texas corporation

By:	/s/ Robert W. Rieder
	Name:	Robert W. Rieder
	Title:	CEO

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EXHIBIT "A"

THE MASTER LEASE

LEASE AGREEMENT

LIFE SCIENCE PLAZA

BY AND BETWEEN

SHERIDAN HILLS DEVELOPMENTS L.P.

("LANDLORD")

AND

TEXAS HEART INSTITUTE

("TENANT")

A-1

TABLE OF CONTENTS

		Page
WITNESSETH:		1
SEC. 1	LEASED PREMISES	1
SEC. 2	TERM:	2
SEC. 3	USE:	2
SEC. 4	SECURITY DEPOSIT:	2
SEC. 5	BASE RENT:	2
SEC. 6	ADDITIONAL RENT:	3
SEC. 7	SERVICE AND UTILITIES:	9
SEC. 8	MAINTENANCE, REPAIRS AND USE:	11
SEC. 9	QUIET ENJOYMENT:	12
SEC. 10	ALTERATIONS:	12
SEC. 11	FURNITURE, FIXTURES AND PERSONAL PROPERTY:	13
SEC. 12	SUBLETTING AND ASSIGNMENT:	14
SEC. 13	FIRE AND CASUALTY:	16
SEC. 14	CONDEMNATION:	17
SEC. 15	DEFAULT BY TENANT:	17
SEC. 16	REMEDIES OF LANDLORD:	18
SEC. 17	LIEN FOR RENT:	20
SEC. 18	NON-WAIVER:	20
SEC. 19	LAWS AND REGULATIONS; RULES AND REGULATIONS:	20
SEC. 20	ASSIGNMENT BY LANDLORD; LIMITATION OF LANDLORD'S LIABILITY:	21
SEC. 21	SEVERABILITY:	21
SEC. 22	SIGNS:	21
SEC. 23	SUCCESSORS AND ASSIGNS:	21
SEC. 24	SUBORDINATION:	21
SEC. 25	TAX PROTEST:	22
SEC. 26	HOLDING OVER:	22
SEC. 27	INDEPENDENT OBLIGATION TO PAY RENT:	22
SEC. 28	INDEMNITY; RELEASE AND WAIVER:	22
SEC. 29	INSURANCE:	23
SEC. 30	ENTIRE AGREEMENT:	23
SEC. 31	NOTICES:	23
SEC. 32	COMMENCEMENT DATE:	24
SEC. 33	RELOCATION OF TENANT:	24
SEC. 34	BROKERS:	24
SEC. 35	ESTOPPEL CERTIFICATES:	25
SEC. 36	NAME CHANGE:	25
SEC. 37	BANKRUPTCY:	25
SEC. 38	TELECOMMUNICATIONS PROVIDERS:	25
SEC. 39	HAZARDOUS SUBSTANCES:	26

A-2

SEC. 40 NO MONEY DAMAGES FOR FAILURE TO CONSENT; WAIVER OF CERTAIN DAMAGES: 26
SEC. 41 ACKNOWLEDGMENT OF NON-APPLICABILITY OF DTPA: 27
SEC. 42 ATTORNEYS' FEES: 27
SEC. 43 AUTHORITY OF TENANT: 27
SEC. 44 INABILITY TO PERFORM: 27
SEC. 45 JOINT AND SEVERAL TENANCY: 27
SEC. 46 EXECUTION OF THIS LEASE AGREEMENT: 28
SEC. 47 WAIVER OF TRIAL BY JURY; COUNTERCLAIM: 28
SEC. 48 CALCULATION OF TIME PERIODS: 28
SEC. 49 ANTI-TERRORISM LAWS: 28
SEC. 50 LANDLORD DEFAULT: 28
SEC. 51 TERMINATION OPTION: 29
SEC. 52 EXHIBITS: 29

EXHIBITS:

EXHIBIT A – FLOOR PLAN OF THE LEASED PREMISES
EXHIBIT B – LEGAL DESCRIPTION OF THE LAND
EXHIBIT C – PARKING AGREEMENT
EXHIBIT D – RULES AND REGULATIONS
EXHIBIT E – ACCEPTANCE OF PREMISES MEMORANDUM
EXHIBIT F – TENANT'S ESTOPPEL CERTIFICATE
EXHIBIT G – LEASEHOLD IMPROVEMENTS
EXHIBIT H – AIR CONDITIONING AND HEATING SERVICES
EXHIBIT I – INSURANCE REQUIREMENTS
EXHIBIT J – BASE BUILDING IMPROVEMENTS
EXHIBIT K – PREVIOUSLY GRANTED EXCLUSIVE USES
EXHIBIT L – TENANT'S SIGNAGE
EXHIBIT M – FORM OF SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT

A-3

LEASE AGREEMENT

Office Building

This Lease Agreement (this "**Lease Agreement**") is made and entered into as of the date set forth on the signature page between SHERIDAN HILLS DEVELOPMENTS L.P., a Texas limited partnership, hereinafter referred to as "**Landlord**", and TEXAS HEART INSTITUTE, a Texas non-profit corporation, hereinafter referred to as "**Tenant**":

WITNESSETH:

SEC. 1 LEASED PREMISES In consideration of the mutual covenants as set forth herein, Landlord and Tenant hereby agree as follows:

A. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord for the rental and on the terms and conditions hereinafter set forth approximately 8,416 square feet of Net Rentable Area on the ninth (9th) floor as indicated on the floor plan attached hereto as Exhibit A and known as Suite 900 (the "**Leased Premises**") in the medical office building located at 2130 West Holcombe Boulevard, Houston, Harris County, Texas 77030 (the "**Building**") and situated on that certain tract or parcel of land more particularly described by metes and bounds on Exhibit B attached hereto and made a part hereof for all purposes (the "**Land**"). Subject to Section 9.B below, Landlord hereby grants Tenant, its employees, invitees and other visitors, a nonexclusive license for the Term of this Lease Agreement and all extensions and renewals thereof to use, for the purpose of ingress and egress to the Building and the Leased Premises, and in accordance with Section 19 below, the Common Areas (as hereinafter defined). Facilities and areas of the Building that are intended and designated by Landlord from time to time for the common, general and non-exclusive use of all tenants of the Building are called "**Common Areas.**" Landlord has the exclusive control over and right to manage the Common Areas. In addition, Landlord shall have the exclusive use and control over all other areas of the Building not designated as Common Areas nor leased exclusively to tenants of the Building, which include, but are not limited to, all risers, horizontal and vertical shafts and telephone closets in the Building.

B. The term "**Net Rentable Area**" shall mean the net rentable area measured according to standards similar to those published by the Building Owners and Managers Association International, Publication ANSI Z 65.1-1996, as amended or replaced from time to time (the "**Modified BOMA Standard**"). The exact Net Rentable Area of the Leased Premises will be determined in writing by Landlord's architect based upon the final plans for the Building, and as confirmed and verified by Tenant's architect in accordance with the Modified BOMA Standard; provided that any dispute by Tenant's architect with respect to the calculation of Net Rentable Area of the Leased Premises must be reported by Tenant to Landlord by written notice delivered to Landlord no later than thirty (30) days following the date the Landlord delivers Tenant written notification of its determination. If Tenant timely sends written notice of a dispute with respect to the calculation of Net Rentable Area to Landlord and Landlord's architect and Tenant's architect are unable to agree on the Net Rentable Area of the Leased Premises, the Net Rentable Area of the Leased Premises shall be determined by an independent third-party architect mutually selected by Landlord and Tenant in good faith (the fees of such architect being shared equally by Landlord and Tenant). If the Building is ever demolished, altered, remodeled, renovated, expanded or otherwise changed in such a manner as to alter the amount of space contained therein, then the Net Rentable Area of the Building shall be adjusted and recalculated by using the Modified BOMA Standard.

C. Landlord also leases to Tenant certain parking spaces on the terms and conditions set forth in Exhibit C attached hereto and made a part hereof for all purposes.

D. Except as otherwise provided herein, the Leased Premises shall be delivered to Tenant and Tenant shall accept same, in its current "**AS IS, WHERE IS**" condition subject to the construction of leasehold improvements, if any, set forth and described on Exhibit G attached hereto and made a part hereof for all purposes. Tenant acknowledges that no representations as to the repair of the Leased Premises or the Building, nor promises to alter, remodel or improve the Leased Premises or the Building, have been made by Landlord, except as are expressly set forth in this Lease Agreement.

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E. Notwithstanding the above, Landlord has constructed, through Landlord's contractor, the building shell for the Building (the "**Building Shell**"). Included within the Building Shell are certain Building standard improvements (collectively, the "**Base Building Improvements**"), which Base Building Improvements are more particularly described on Exhibit J attached hereto and made a part hereof for all purposes.

SEC. 2 TERM:

A. The term of this Lease Agreement (the "**Term**") shall commence on the earlier to occur of (i) the date Tenant occupies the Leased Premises for the purpose of conducting its business therein or (ii) May 31, 2009 (such date being herein referred to as the "**Commencement Date**") and, unless sooner terminated or renewed and extended in accordance with the terms and conditions set forth herein, shall expire at 11:59 p.m. on the day preceding the last day of the one hundred twenty-sixth (126th) month thereafter (the "**Expiration Date**").

B. This Lease Agreement shall be effective as of the Effective Date (as hereinafter defined) and in the event Landlord consents (such consent not to be unreasonably withheld, conditioned or delayed) to Tenant or its agents, employees or contractors entering the Leased Premises prior to the Commencement Date, such entry shall be subject to the terms and conditions of this Lease Agreement, except that the Rent (as hereinafter defined) shall not commence to accrue as a result of such entry until the date specified in Section 5 below.

SEC. 3 USE: The Leased Premises shall be used and occupied by Tenant solely as general office use and for no other purpose. As a material consideration for Landlord's execution of this Lease Agreement and subject to the terms of this Lease Agreement, Tenant shall maintain, open and operate its business in the Leased Premises during all normal business hours of the Building throughout the Term of this Lease Agreement. The Leased Premises shall not be used for any purpose which would tend to lower the first-class character of the Building, violate any other tenants' exclusive use, if any, previously granted by Landlord, which exclusive use is identified in **Exhibit K** attached hereto and made a part hereof for all purposes, create unreasonable elevator loads or otherwise interfere with standard Building operations and Tenant shall not engage in any activity which does not comply with the standards of the Building provided to Tenant in writing. Landlord represents and warrants to Tenant that Tenant's use of the Leased Premises for general office use does not violate the exclusive use of any other tenant in the Building. Tenant agrees specifically that no food, soft drink or other vending machine will be installed within the Leased Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld if such machine is for the exclusive use of Tenant, its employees and invitees. Under no circumstances shall any abortions be performed in the Leased Premises (but the foregoing does not prohibit routine gynecological procedures).

SEC. 4 SECURITY DEPOSIT: Intentionally Deleted.

SEC. 5 BASE RENT:

A. As part of the consideration for the execution of this Lease Agreement, Tenant covenants and agrees and promises to pay Landlord base rent according to the following schedule (the "**Base Rent**"):

Months Following the Commencement Date	Annual Base Rent Rate Per Square Foot of Net Rentable Area	Annual Base Rent	Monthly Payment
1-6	$0	$0	$0
7-36	$24.00	$201,984.00	$16,832.00
37-72	$26.40	$222,182.40	$18,515.20
73-108	$29.75	$250,376.00	$20,864.67
109-126	$33.50	$281,936.00	$23,494.67

The Base Rent shall be payable to Landlord at the address of the Landlord's property manager set forth in Section 31 below (or such other address as may be designated by Landlord in writing from time to time) in monthly installments in legal tender of the United States of America, in advance, without demand, set-off or counterclaim except as herein expressly provided, on or before the first day of each calendar month during the Term hereof; provided, however, the first monthly payment of Base Rent shall be made on the Effective Date. If the Term of this Lease Agreement as described above commences on other than the first day of a calendar month or terminates on

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other than the last day of a calendar month, then the installments of Base Rent for such month or months shall be prorated and the installment or installments so prorated shall be paid in advance. The payment for such prorated month shall be calculated by multiplying the monthly installment by a fraction, the numerator of which shall be the number of days of the Term occurring during said commencement or termination month, as the case may be, and the denominator of which shall be the total number of days occurring in said commencement or termination month.

B. In addition to the foregoing Base Rent and the Additional Rent to be paid by Tenant pursuant to Section 6 below, Tenant agrees to pay to Landlord as additional rent all charges for any services, goods or materials furnished by Landlord at Tenant's request which are not required to be furnished by Landlord under this Lease Agreement, as well as other sums payable by Tenant hereunder, within ten (10) days after Landlord renders a statement therefor to Tenant. All Rent (as hereinafter defined) shall bear interest from the date due until paid at the greater of (i) two percent (2%) above the "prime rate" per annum of the JPMorgan Chase Bank, a New York banking corporation or its successor or such other "money center" bank as Landlord and Tenant may agree from time to time (**"Chase"**) in effect on said due date (or if the "prime rate" be discontinued, the base reference rate then being used by Chase to define the rate of interest charged to commercial borrowers) or (ii) twelve percent (12%) per annum; provided, however, in no event shall the rate of interest hereunder exceed the maximum non-usurious rate of interest (hereinafter called the **"Maximum Rate"**) permitted by the applicable laws of the State of Texas or the United States of America, and to the extent that the Maximum Rate is determined by reference to the laws of the State of Texas, the Maximum Rate shall be the weekly ceiling (as defined and described in Chapter 303 of the Texas Finance Code, as amended) at the applicable time in effect.

C. If the Net Rentable Area of the Leased Premises is modified for any reason, the provisions of this Lease Agreement which are contingent upon the size of the Leased Premises (including without limitation, Base Rental, Additional Rent, Tenant's pro rata share, the Improvement Allowance and number of reserved Parking Spaces and number of unreserved Parking Spaces) shall be automatically adjusted to reflect the modification of the Net Rentable Area of the Leased Premises, effective as of the date of the determination made in accordance with Section 1.B above. If the Net Rentable Area of the Building is modified for any reason, the provisions of this Lease Agreement which are contingent upon the size of the Building (including, without limitation, Tenant's pro rata share) shall automatically be adjusted to reflect the modification of the Net Rentable Area of the Building, effective as of the date of the determination made in accordance with Section 1.B above. The parties shall memorialize all such adjustments in an amendment to this Lease Agreement as soon as reasonably possible thereafter.

SEC. 6 ADDITIONAL RENT:

A. As part of the consideration for the execution of this Lease Agreement, and in addition to the Base Rent specified above, Tenant covenants and agrees to pay, for each calendar year during the Term, as additional rent (the **"Additional Rent"**), Tenant's pro rata share of the Operating Expenses (as hereinafter defined) for that year. Tenant's pro rata share shall be a fraction, the numerator of which is the Net Rentable Area in the Leased Premises and the denominator of which is the Net Rentable Area in the Building.

B. All Operating Expenses shall be determined in accordance with generally accepted accounting principles, consistently applied and shall be computed on the accrual basis. The term **"Operating Expenses"** as used herein shall mean all expenses, costs and disbursements in connection with the ownership, operation, management, maintenance and repair of the Building, the Land, related pedestrian walkways, landscaping, fountains, roadways and parking facilities (including the Garage [as defined on Exhibit C]), and such additional facilities to service any of the foregoing in subsequent years as may be necessary or desirable in Landlord's discretion (the Building, the Land and said additional facilities being hereinafter sometimes referred to as the **"Complex"**), including but not limited to the following:

(1) Wages and salaries of all employees engaged in the operation, security, cleaning and maintenance of the Complex, including customary taxes, insurance and benefits relating thereto.

(2) All supplies, tools, equipment and materials used in operation and maintenance of the Complex, except those dedicated solely to the operation and maintenance of the leased

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premises of another tenant in the Complex and for which Landlord is entitled to be reimbursed directly by the tenant of such leased premises.

(3) Cost of all utilities for the Complex, including but not limited to the costs of water, electricity, gas, heating, lighting, air conditioning and ventilation; provided, however, in the event that Landlord elects to meter or sub-meter any or all of the aforementioned utilities in accordance with Section 7.E hereof, Operating Expenses shall not include the cost of such metered or sub-metered utilities provided to the Leased Premises or the leased premises of the other tenants in the Complex.

(4) Cost of all janitorial service, maintenance and service agreements for the Complex and the equipment therein, including alarm service, security service, window cleaning, janitorial service, trash removal and elevator maintenance, except those dedicated solely for the leased premises of another tenant in the Complex and for which Landlord is entitled to be reimbursed directly by the tenant of such leased premises.

(5) Cost of all insurance relating to the Complex which Landlord may elect to obtain, including but not limited to casualty and liability insurance applicable to the Complex and Landlord's personal property used in connection therewith; the amount of the deductible paid by Landlord or deducted from any insurance proceeds paid to Landlord shall also constitute an Operating Expense.

(6) Accounting costs and audit fees attributable to Landlord's ownership of the Complex, including without limitation in connection with tax returns. All taxes and assessments and other governmental charges (whether federal, state, county or municipal and whether they be by taxing districts or authorities presently taxing the Leased Premises or by others subsequently created or otherwise) and any other taxes and improvement assessments attributable to the Complex, or its operation or the revenues or rents received therefrom (whether directly or indirectly through the use of a franchise, margin or other similar tax and whether or not such taxes allow for the deduction of expenses in calculating the base amount on which the tax is levied) but excluding, however, federal and state taxes on income (collectively, "**Taxes**"); provided, however, that if at any time during the Term, new taxes, assessments, levies, impositions or charges are imposed on the rents received from the Complex or the rents reserved herein or any part thereof (whether directly or indirectly through the use of a franchise, margin or other similar tax), or the present method of taxation or assessment shall be so changed that the whole or any part of the taxes, assessments, levies, impositions or charges now levied, assessed or imposed on real estate and the improvements thereof shall be discontinued and as a substitute therefor, or in lieu of an increase to the tax rate thereof, taxes, assessments, levies, impositions or charges shall be levied, assessed and/or imposed wholly or partially as a capital levy or otherwise on the rents received from the Complex or the rents reserved herein or any part thereof (whether directly or indirectly through the use of a franchise, margin or similar tax and whether or not such taxes allow for the deduction of expenses in calculating the base amount on which the tax is levied), then such substitute or additional taxes, assessments, levies, impositions or charges, to the extent so levied, assessed or imposed, shall be deemed to be included within Operating Expenses to the extent that such substitute or additional tax would be payable if the Complex were the only property of the Landlord subject to such tax. It is agreed that Tenant will also be responsible for ad valorem taxes on its personal property and on the value of leasehold improvements to the extent that the same exceed standard building allowance.

(7) Amortization of the cost of installation of capital investment items that have been (whether before or during the Term or are hereafter installed for the purpose of reducing Operating Expenses or which may be required by any laws, ordinances, orders, rules, regulations and requirements which impose any duty with respect to or otherwise relate to the use, condition, occupancy, maintenance or alteration of the Complex, whether now

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in force or hereafter enacted. All such costs which relate to the installation of such capital investment items shall be amortized over the reasonable life of the capital investment item, with the reasonable life and amortization schedule being determined in accordance with generally accepted accounting principles as reasonably determined by Landlord.

(8) The property management fees incurred by Landlord but only to the extent such fees do not exceed four percent (4%) of the sum of annual base rental and additional rental for the Complex.

(9) Cost of repairs and general maintenance (excluding repairs and general maintenance paid by proceeds of insurance or by Tenant or other third parties) for the Complex.

(10) The reasonable rental value of the Building management office.

(11) All reasonable costs incurred by Landlord for the purpose of reducing Operating Expenses, including, without limitation, the cost of all tax protests.

C. Notwithstanding anything contained elsewhere in this Lease Agreement to the contrary, the following shall not be included in or considered as Operating Expenses:

(1) Except as set forth in Section 6.B(7) above, expenditures classified as capital expenditures, including without limitation, capital improvements and capital equipment, under generally accepted accounting principles consistently applied, including capital lease payments or any non-cash charges such as depreciation or amortization. All costs incurred for the acquisition and capital renovation, construction and improving of the Complex and Garage, and readying same for initial occupancy and use, including without limitation tap fees or other one-time utility charges and initial installation of landscaping improvements, light fixtures and other items, even if the replacement thereof is permitted to be included in Operating Expenses shall be excluded from Operating Expenses.

(2) Advertising, promotional expenses, leasing commissions, attorneys fees, costs and disbursements and other expenses incurred in connection with the leasing of the Complex or negotiations or disputes with tenants or prospective tenants or other occupants of the Complex. Personnel costs of persons on-site and off-site to the extent same are engaged in leasing activities shall be excluded from Operating Expenses. Gifts, meals and entertainment incurred with tenants, tenant prospects and brokers shall be excluded from Operating Expenses.

(3) The cost of repairs or other work occasioned by any casualty which cost is recovered from insurance (or is coverable by standard all risk property insurance available in Texas, in the event Landlord elects to self-insure pursuant to **Exhibit I** of this Lease Agreement), or by the exercise of the right of eminent domain or otherwise reimbursed to Landlord from another source, net of deductibles, and also net of reasonable out-of-pocket cost of adjustment or other costs expended to obtain such reimbursement.

(4) Landlord's cost of HVAC, electricity, water, janitorial and other services or benefits sold or provided to tenants in the Complex and for which Landlord is entitled to be reimbursed by such tenants as a separate additional charge or rental over and above the base rent or additional rent payments payable under the lease agreement with such tenant. The cost of providing HVAC services to other tenants at times or in quantities materially in excess of that made available to Tenant without special charge under this Lease Agreement, and the cost of providing electricity, water, janitorial or other services to other tenants in quantities or at specifications materially in excess of that made available to Tenant without special charge under this Lease Agreement, shall be excluded from Operating Expenses regardless of whether Landlord offers such services to other tenants without special charge under the terms of such other tenants' leases.

(5) All costs (including permit, license and inspection fees), however paid, in demolishing, removing, completing, fixturing, furnishing, renovating, decorating or otherwise altering or improving

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space for tenants or other occupants of the Complex or for vacant leasable space, or for any management office, including space planning, interior design and engineering work.

(6) All costs incurred by Landlord in connection with the design or construction of the Complex or of any equipment therein and related facilities, the correction of material defects in design, construction or in the discharge of Landlord's obligations under **Exhibit G** attached to this Lease Agreement.

(7) Except as set forth in Section 6.B(7) above, all costs of removing, remediating, encapsulating and/or monitoring any hazardous waste, substance or material, including, without limitation, asbestos containing materials, but nothing herein shall relieve Tenant of liability in respect of any hazardous waste, substance or material brought into or created in the Complex by Tenant, its employees, agents, contractors, or invitees. Notwithstanding Section 6.B(7) above, all capital costs required by or incurred in connection with (i) the installation of any capital improvement required by any law, ordinance or regulation enacted before the Effective Date, including, without limitation, the Americans with Disabilities Act, the Texas Architectural Barriers Act, the Houston Life Safety Ordinance, but excluding any changes in interpretations, enforcement or ruling thereon after the Effective Date, (ii) the existence of chlorofluorocarbons (freon) in the Complex heating ventilation and air conditioning system or variable air volume system, or (iii) any future asbestos abatement of the Complex shall be excluded from Operating Expenses.

(8) All costs, including without limitation fines, penalties and legal fees, incurred or imposed in connection with any legal violation by Landlord or the property manager or any breach or default by Landlord under any loan or mortgage instrument or any lease or license agreement. All costs, including without limitation interest, late charges, penalties and legal fees, incurred in connection with any late payment by Landlord.

(9) Except as otherwise provided in Section 6.B(6) above, federal and state taxes on income and franchise, inheritance, estate and gift taxes of Landlord, the property manager and their respective affiliates, all taxes imposed on or calculated on the basis of the income or gross receipts of Landlord from the Complex and/or associated parking revenue, and all taxes imposed on or calculated on the basis of any mortgage encumbering the Complex or Garage or in connection with any transfer of ownership of the Complex or Garage or beneficial interests therein.

(10) Ad valorem taxes attributable to the leasehold improvements of Tenant and the other tenants of the Complex that were not paid for by Landlord through an allowance but only to the extent (a) Landlord is entitled to be reimbursed directly by Tenant and such other tenants for any ad valorem taxes attributable to the leasehold improvements of Tenant and such other tenants that were not paid for by Landlord through an allowance or (b) a separate allocation is made by the applicable taxing authority.

(11) All payments to any affiliate of Landlord for services in excess of a reasonable change that would be payable to arms-length, third-party providers for services of comparable quality and scope.

(12) Compensation paid to clerks, attendants or other persons in commercial concessions, other than the parking garage, operated by Landlord or the property manager.

(13) All costs incurred in connection with the operation, maintenance or repair of any antennae or satellite facilities, unless such services are being provided to Tenant, alone or among others.

(14) Except as otherwise provided in Section 6.B(6) above, other costs (including consulting fees and related disbursements) incurred in connection with Landlord's ownership of the Complex to the extent not directly related to the operation, maintenance and repair thereof, including without limitation costs of any disputes between Landlord and its employees or the property manager and costs of selling, syndicating, financing, mortgaging or hypothecating any of the Landlord's interest in the Complex and/or common areas, costs of defending Landlord's title or interest in and to said property.

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(15) All contributions to charitable organizations.

(16) All contributions to reserves for Operating Expenses.

(17) Except as otherwise provided in Section 6.B(6) above, any special assessments of taxes from any city, county, state or federal governmental agency, including, but not limited to, such items as parking income taxes.

(18) Costs of repair or replacement for any item where all of such costs are covered by a third party pursuant to a warranty.

(19) Costs for which Landlord is reimbursed by its insurance carrier or by any tenant's insurance carrier or by any other entity.

(20) Any fines, judgments, penalties or interest resulting from the negligence or willful misconduct of the Landlord or its agents, contractors or employees.

(21) Any bad debt loss, rent loss or reserves for bad debt or rent loss.

(22) All payments of principal, interest or other charges of any kind incurred in connection with any indebtedness secured by the Complex, and any payments under any ground lease or other underlying lease.

(23) The cost of any additional casualty insurance premium for the Complex in excess of the standard rate payable by Landlord, which additional cost is attributable to: (a) the tenancy of a particular tenant or tenants in the Complex or (b) the use of any part of the Complex by Landlord other than for purposes of providing general services to the Complex.

D. If the Term of this Lease Agreement commences or terminates on other than the first day of a calendar year, Tenant's Additional Rent shall be prorated for such commencement or termination year, as the case may be, by multiplying each by a fraction, the numerator of which shall be the number of days of the Term during the commencement or termination year, as the case may be, and the denominator of which shall be 365, and the calculation described in Section 6.F below shall be made as soon as reasonably possible after the termination of this Lease Agreement, Landlord and Tenant hereby agreeing that the provisions relating to said calculation shall survive the termination of this Lease Agreement.

E. On or about January 1 of each calendar year during the Term, Landlord shall endeavor to deliver to Tenant Landlord's good faith estimate of Tenant's Additional Rent (the **"Estimated Additional Rent"**) for such year. The Estimated Additional Rent shall be paid in equal installments in advance on the first day of each month. If Landlord does not deliver an estimate to Tenant for any year by January 1 of that year, Tenant shall continue to pay Estimated Additional Rent based on the prior year's estimate until Landlord's estimate is delivered to Tenant. From time to time during any calendar year, Landlord may revise its estimate of the Additional Rent for that year based on either actual or reasonably anticipated increases in Operating Expenses, and the monthly installments of Estimated Additional Rent shall be appropriately adjusted for the remainder of that year in accordance with the revised estimate so that by the end of the year, the total payments of Estimated Additional Rent paid by Tenant shall equal the amount of the revised estimate.

F. Within one hundred fifty (150) days after the end of each calendar year during the Term, or as soon as reasonably practicable thereafter, Landlord shall provide Tenant a statement showing the Operating Expenses for said calendar year, prepared in accordance with generally accepted accounting practices, and a statement prepared by Landlord comparing Estimated Additional Rent paid by Tenant with actual Additional Rent. If the Estimated Additional Rent paid by Tenant, if any, exceeds the actual Additional Rent for said calendar year, Landlord shall pay Tenant an amount equal to such excess at Landlord's option, by either giving a credit against rentals next due, if any, or by direct payment to Tenant within thirty (30) days of the date of such statement. If the actual Additional Rent exceeds Estimated Additional Rent for said calendar year, Tenant shall pay the difference to Landlord within thirty (30) days of receipt of the statement. The provisions of this paragraph shall survive the expiration or termination of

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this Lease Agreement. Any amount due to the Landlord as shown on Landlord's statement described above, whether or not disputed by Tenant as provided herein shall be paid by Tenant when due as provided above, without prejudice to any subsequent written exception made pursuant hereto. The Base Rent, Additional Rent and all other sums of money that become due and payable under this Lease Agreement shall collectively be referred to herein as **"Rent"**.

G. Notwithstanding any other provision herein to the contrary, it is agreed that if less than one hundred percent (100%) of the Net Rentable Area of the Building is occupied during any calendar year or if less than one hundred percent (100%) of the Net Rentable Area of the Building is being provided with Building standard services during any calendar year, an adjustment shall be made in computing each component of the Operating Expenses for that year which varies with the rate of occupancy of the Building (such as, but not limited to, utilities, management fees and janitorial) so that the total Operating Expenses shall be computed for such year as though the Building had been one hundred percent (100%) occupied during such year and as though one hundred percent (100%) of the Building had been provided with Building standard services during that year.

H. All Additional Rent shall be paid by Tenant to Landlord contemporaneously with the required payment of Base Rent on the first day of each calendar month, monthly in advance, for each month of the Term, in lawful money of the United States at the address of the Landlord's property manager specified in Section 31 below (or such other address as may be designated by Landlord in writing from time to time). No payment by Tenant or receipt by Landlord of an amount less than the amount of Rent herein stipulated to be paid shall be deemed to be other than on account of the stipulated Rent, nor shall any endorsement on any check or any letter accompanying such payment of Rent be deemed an accord and satisfaction, but Landlord may accept such payment without prejudice to his rights to collect the balance of such Rent.

I. Landlord shall maintain full and complete records of Operating Expenses and exclusions therefrom in accordance with generally accepted accounting principles and good commercial practice and sufficient to enable Tenant to audit Operating Expenses to confirm that Operating Expenses are being charged in accordance with this Lease Agreement. Not more than once per calendar year, and only on or before the ninetieth (90th) day following the date Landlord delivered the statement described in Section 6.F above to Tenant setting out the adjustment, if any, to the Estimated Additional Rent (the Estimated Additional Rent, as adjusted by such statement, is hereinafter referred to as the **"Adjusted Additional Rent"**), Tenant shall have the right, directly or through agents or contractors, to commence an inspection and audit of Landlord's books and records pertaining to Operating Expenses and exclusions therefrom for the period covered by the statement only, upon reasonable advance notice to and coordination with Landlord; provided, however, in no event will Landlord be obligated to permit any such inspection or audit to be performed by a consultant or firm that is compensated by Tenant on a contingent fee or percentage of recovery basis. If Tenant fails to commence such audit on or before the ninetieth (90th) day following the date Landlord delivered the statement described in Section 6.E above to Tenant or to complete such audit and deliver the auditor's report to Landlord before the one hundred fiftieth (150th) day following the delivery of such statement, then Tenant shall conclusively be deemed to have accepted the Adjusted Additional Rent specified in such statement and to have waived any right to contest such amount in the future. The cost of any such review or audit by Tenant shall be borne solely by Tenant. If following such audit, it is conclusively determined that the Adjusted Additional Rent paid by Tenant exceeds the actual Additional Rent for said calendar year, Landlord shall pay Tenant an amount equal to such excess at Landlord's option, by either giving a credit against rentals next due, if any, or by direct payment to Tenant within thirty (30) days of the date of such determination. If as a result of such audit, it is conclusively determined that the actual Additional Rent exceeds the Adjusted Additional Rent for said calendar year, Tenant shall pay to Landlord within thirty (30) days of the date of such determination, the positive difference between the amount that the actual Additional Rent exceeds the Adjusted Additional Rent for said calendar year. Notwithstanding the foregoing, if following such audit it is conclusively determined that the Adjusted Additional Rent exceeds the actual Additional Rent by more than seven percent (7%) for the calendar year in question, Landlord shall reimburse Tenant for all of Tenant's reasonable out of pocket costs and expenses incurred by Tenant in connection with such audit.

J. Landlord and Tenant hereby each acknowledge and agree that they are knowledgeable and experienced in commercial transactions and further hereby acknowledge and agree that the provisions of this Lease Agreement for determining Operating Expenses and other charges are commercially reasonable and valid even though such methods may not state precise mathematical formulae for determining such Operating Expenses.

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ACCORDINGLY, TENANT HEREBY VOLUNTARILY AND KNOWINGLY WAIVES ALL RIGHTS AND BENEFITS TO WHICH TENANT MAY BE ENTITLED UNDER SECTION 93.012 OF THE TEXAS PROPERTY CODE, AS ENACTED BY HOUSE BILL 2186, 77TH LEGISLATURE, AS SUCH SECTION NOW EXISTS OR AS SAME MAY BE HEREAFTER AMENDED OR SUCCEEDED.

SEC. 7 SERVICE AND UTILITIES:

A. Provided no Event of Default (as hereinafter defined) has occurred and is continuing hereunder, and subject to the provisions of Sections 7.B and 7.C below, Landlord shall furnish the following services and amenities (collectively, the "**Required Services**") to Tenant (and its assignees and sublessees permitted hereunder) while occupying the Leased Premises:

(1) Domestic water at those points of supply provided for general use of the tenants of the Building;

(2) Chilled water for central heat, ventilation and air conditioning in season, twenty-four (24) hours per day, seven (7) days per week, all as more particularly described on Exhibit H attached hereto and made a part hereof for all purposes;

(3) Electric lighting service for all public areas and special service areas of the Building in the manner and to the extent reasonably deemed by Landlord to be in keeping with the standards of other comparable medical office buildings in and in the vicinity of the Texas Medical Center area of Houston, Texas;

(4) Janitor service on a five (5) day week basis, in the manner and to the extent in keeping with the standards of other comparable medical office buildings in and in the vicinity of the Texas Medical Center area of Houston, Texas during the periods and hours as such services are normally furnished to tenants in the Building;

(5) On-site security personnel and equipment for the Building; provided, however, that Tenant agrees that Landlord shall not be responsible for the adequacy or effectiveness of such security provided that (i) Landlord has exercised reasonable care in the selection of the security contractor and equipment, and (ii) the scope and extent of the security services contracted for by Landlord are in keeping with the standards of other comparable medical office buildings in and in the vicinity of the Texas Medical Center area of Houston, Texas;

(6) Electrical facilities to furnish during normal operating hours (i) power to operate typewriters, personal computers, calculating machines, photocopying machines and other equipment that operates on 120/208 volts (collectively, the "**Low Power Equipment**"); provided, however, total rated connected load by the Low Power Equipment shall not exceed an average of five (5) watts per square foot of Net Rentable Area of the Leased Premises and (ii) power to operate Tenant's lighting and Tenant's equipment that operates on 277/480 volts (collectively, the "**High Power Equipment**"); provided, however, total rated connected load by the High Power Equipment shall not exceed an average of two (2) watts per square foot of Net Rentable Area of the Leased Premises. In the event that the Tenant's connected loads for low electrical consumption (120/208 volts) and high electrical consumption (277/480 volts) are in excess of those loads stated above, and Landlord agrees to provide such additional load capacities to Tenant (such determination to be made by Landlord in its sole discretion), then Landlord may install and maintain, at Tenant's expense, electrical submeters, wiring, risers, transformers, and electrical panels, and other items required by Landlord, in Landlord's discretion, to accommodate Tenant's design loads and capacities that exceed those loads stated above, including, without limitation, the installation and maintenance thereof.

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(7) All Building standard fluorescent bulb replacement and all incandescent bulb replacement in the Common Areas of the Complex; and

(8) Non-exclusive passenger elevator service to the Leased Premises twenty-four (24) hours per day and non-exclusive freight elevator service during normal business hours of the Building.

B. The obligation of Landlord to provide the Required Services shall be subject to governmental regulation thereof (i.e., rationing, temperature control, etc.) and any such regulation that impairs Landlord's ability to provide the Required Services as herein stipulated shall not constitute an Event of Default hereunder but rather providing the applicable Required Services to the extent allowed pursuant to such regulations shall be deemed to be full compliance with the obligations and agreements of Landlord hereunder.

C. To the extent any of the Required Services require electricity, gas and water supplied by public utilities or others, Landlord's covenants hereunder shall only impose on Landlord the obligation to use its good faith efforts to cause the applicable public utilities or other providers to furnish the same. Failure by Landlord to furnish any of the Required Services to any extent, or any cessation thereof, due to failure of any public utility or other provider to furnish service to the Building, or any other cause beyond the reasonable control of Landlord, shall not render Landlord liable in any respect for damages to either person or property, nor be construed as an eviction of Tenant, nor work an abatement of Rent, nor relieve Tenant from fulfillment of any covenant or agreement hereof. As used herein, the phrase "cause beyond the reasonable control of Landlord" shall include, without limitation, acts of the public enemy, restraining of government, unavailability of materials, strikes, civil riots, floods, hurricanes, tornadoes, earthquakes and other severe weather conditions or acts of God. In the event of any failure by Landlord to furnish any of the Required Services to any extent, or any cessation thereof, due to malfunction of any equipment or machinery, or any other cause within the reasonable control of Landlord, Tenant shall have no claim for rebate of Rent or damages on account thereof, provided that Landlord utilizes its reasonable efforts to promptly repair said equipment or machinery and to restore said Required Services as soon thereafter as is reasonably practicable. If the interruption of Essential Required Services (as defined herein) is caused by the negligence or willful misconduct of Landlord, its employees, contractors, subcontractors or agents or lies within Landlord's reasonable control and such interruption renders any portion of the Leased Premises, as applicable, unusable by Tenant for its intended purpose, then if such Essential Required Services are not restored within ten (10) consecutive business days following the initial interruption of Essential Required Services, Tenant shall receive an abatement of all Base Rent and Additional Rent as to the portion of the Leased Premises, as applicable, rendered unusable for its intended purpose beginning on the eleventh (11th) consecutive business day of the initial interruption of Essential Required Services until such Essential Required Services are restored. Furthermore, if the interruption of Essential Required Services is caused by the negligence or willful misconduct of Landlord, its employees, contractors, subcontractors or agents or lies within Landlord's reasonable control and such interruption renders the Leased Premises unusable for its intended purpose for more than sixty (60) consecutive days and Landlord fails to commence to cure and thereafter diligently pursue and achieve the cure of such interruption within such sixty (60) consecutive day period, then Tenant may terminate this Lease Agreement by delivering written notice to Landlord at any time until Landlord has commenced to cure such interruption. The foregoing Rent abatement and termination rights shall be Tenant's sole recourse in the event of an interruption of an Essential Required Service. Landlord in no event shall be liable for damages by reason of loss of profits, business interruption or other consequential damages. The provisions of this Section 7.C do not apply in the case of a casualty or condemnation under Sections 13 and 14 hereof, which provisions shall govern in such circumstances. As used herein, the term "**Essential Required Services**" means any one or more of the following services to the extent Landlord is required to provide such service to Tenant under this Lease Agreement: HVAC, electricity, water, and/or elevator service.

D. Tenant hereby acknowledges and agrees that Landlord is obligated to provide only the Required Services under this Lease Agreement, and that Landlord, its agents and representatives, have made no representations whatsoever of any additional services or amenities to be provided by Landlord now or in the future under this Lease Agreement. Notwithstanding the foregoing, Tenant recognizes that Landlord may, at Landlord's sole option, elect to provide additional services or amenities for the tenants of the Building from time to time, and hereby agrees that Landlord's discontinuance of any provision of any such additional services or amenities shall not constitute a default of Landlord under this Lease Agreement nor entitle Tenant to any abatement of or reduction in Rent.

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E. Notwithstanding anything contained in this Section 7 to the contrary, Landlord shall have the right to install, at Tenant's sole cost and expense, meters or sub-meters within the Leased Premises for the purpose of metering or sub-metering water and electricity provided to the Leased Premises, and may install, at its sole discretion and at Tenant's sole cost and expense, meters or sub-meters for the purpose of metering or sub-metering heating, air conditioning and ventilation. In the event that Landlord installs one or more of the aforementioned meters or sub-meters, Landlord shall provide an invoice to Tenant for the utilities provided to the Leased Premises on a monthly basis in arrears based on the actual costs charged to Landlord for providing such utilities to the Leased Premises, which shall be paid by Tenant as Additional Rent on or before the first day of the following calendar month, along with the remainder of the Additional Rent then due and owing by Tenant. In the alternative, Landlord shall have the continuing right to require Tenant to procure water and/or electricity directly from a reputable third party service provider ("**Provider**") for Tenant's own account in which case Tenant shall be responsible for the payment of such utilities directly to such Provider. In such event, Tenant shall require each Provider to comply with the Building's rules and regulations, all applicable laws, and Landlord's reasonable policies and practices for the Building. Tenant acknowledges Landlord's current policy that requires all Providers utilizing any area of the Complex outside the Premises to be approved by Landlord and to enter into a written agreement acceptable to Landlord prior to gaining access to, or making any installations in or through, such area. Accordingly, Tenant shall give Landlord written notice sufficient for such purposes.

SEC. 8 MAINTENANCE, REPAIRS AND USE:

A. Landlord shall provide for the cleaning and maintenance of the Common Areas including painting and landscaping surrounding the Building. Unless otherwise expressly stipulated herein, Landlord shall not be required to make any improvements or repairs of any kind or character on the Leased Premises during the Term, except such repairs as may be required by normal maintenance operations which shall include repairs to the exterior walls, corridors, windows, roof and other structural elements and equipment of the Building, and such additional maintenance as may be necessary because of damages by persons other than Tenant, its agents, employees, invitees, visitors or licensees.

B. Landlord, its officers, agents and representatives, subject to any security regulations imposed by any governmental authority, shall have the right to enter all parts of the Leased Premises at all reasonable hours to inspect, clean, make repairs, alterations and additions to the Building or Leased Premises which it may deem necessary or desirable, or to provide any service which it is obligated to furnish to Tenant, and Tenant shall not be entitled to any abatement or reduction of Rent by reason thereof. During any such entry, Landlord shall use its reasonable efforts to minimize interference with Tenant's use, occupancy and enjoyment of the Leased Premises.

C. Landlord may, at its option and at the cost and expense of Tenant, repair or replace any damage or injury done to the Complex or any part thereof, caused by Tenant, Tenant's agents, employees, licensees, invitees or visitors; Tenant shall pay the cost thereof to Landlord on demand. Tenant further agrees to maintain and keep the interior of the Leased Premises in good repair and condition at Tenant's expense. Tenant agrees not to commit or allow any waste or damage to be committed on any portion of the Leased Premises, and at the termination of this Lease Agreement, by lapse of time or otherwise, to deliver up the Leased Premises to Landlord in as good condition as on the Leasehold Improvements Completion Date, insured casualty (to the extent that Landlord receives proceeds and deductible from Tenant), ordinary wear and tear alone excepted, and upon such termination of this Lease Agreement, Landlord shall have the right to re-enter and resume possession of the Leased Premises.

D. Tenant will not use, occupy or permit the use or occupancy of the Leased Premises for any purpose which is directly or indirectly forbidden by law, ordinance or governmental or municipal regulation or order, or which may be dangerous to life, limb or property; or permit the maintenance of any public or private nuisance; or do or permit any other thing which may unreasonably interfere with, annoy or disturb the quiet enjoyment of any other tenant of the Building; or keep any substance or carry on or permit any operation which might emit offensive odors or conditions into other portions of the Complex; or use any apparatus which might make undue noise or set up vibrations in the Complex; or permit anything to be done which would increase the fire and extended coverage insurance rate on the Building or contents and if there is any increase in such rates by reason of acts of Tenant, then Tenant agrees to pay such increase promptly upon demand therefor by Landlord. In the event Tenant fails to correct, cure or discontinue such prohibited or dangerous use within five (5) business days following notice from the

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Landlord, such failure shall constitute an Event of Default by Tenant hereunder and Landlord shall have all of its remedies as set forth in this Lease Agreement.

SEC. 9 QUIET ENJOYMENT:

A. Tenant, on paying the said Rent and performing the covenants herein agreed to be by it performed, shall and may peaceably and quietly have, hold and enjoy the Leased Premises for the said Term.

B. Notwithstanding anything herein to the contrary, Landlord hereby expressly reserves the right in its sole discretion to (i) temporarily or permanently change the location of, close, block or otherwise alter any streets, driveways, entrances, corridors, doorways or walkways leading to or providing access to the Complex or any part thereof or otherwise restrict the use of same provided such activities do not unreasonably impair Tenant's access to the Leased Premises, (ii) improve, remodel, add additional floors to or otherwise alter the Building, (iii) construct, alter, remodel or repair one or more parking facilities (including garages) on the Land (provided that access to the number of reserved and unreserved Parking Spaces dedicated to Tenant hereunder is not diminished), and (iv) convey, transfer or dedicate portions of the Land. In addition, Landlord shall have the right, in its sole discretion, at any time during the Term to attach to any or all of the Building windows a glazing, coating or film or to install storm windows for the purpose of improving the Building's energy efficiency. Tenant shall not remove, alter or disturb any such glazing, coating or film. The addition of such glazing, coating or film, or the installation of storm windows or the exercise of any of Landlord's rights pursuant to this Section 9, shall in no way reduce Tenant's obligations under this Lease Agreement or impose any liability on Landlord and it is agreed that Landlord shall not incur any liability whatsoever to Tenant as a consequence thereof and such activities shall not be deemed to be a breach of any of Landlord's obligations hereunder. Landlord agrees to exercise good faith in notifying Tenant within a reasonable time in advance of any alterations, modifications or other actions of Landlord under this Section 9. Any diminution or shutting off of light, air or view by any structure which is now or may hereafter be effected on lands adjacent to the Building shall in no way affect this Lease Agreement or impose any liability on Landlord. Noise, dust or vibration or other incidents caused by or arising out of any work performed pursuant to the exercise of Landlord's rights reserved in this Section 9 or new construction of improvements on lands adjacent to the Building, whether or not owned by Landlord, or on the Land shall in no way affect this Lease Agreement or impose any liability on Landlord. Tenant agrees to reasonably cooperate (at no cost to Tenant) with Landlord in furtherance of Landlord's exercise of any of the rights specified in this Section 9. During the exercise of any of its rights under this Section 9.B, Landlord shall use its reasonable efforts to minimize interference with Tenant's use, occupancy and enjoyment of the Leased Premises.

SEC. 10 ALTERATIONS:

A. Tenant shall not make or allow to be made (except as otherwise provided in this Lease Agreement) any alterations or physical additions (including fixtures) in or to the Leased Premises, without first obtaining the written consent of Landlord; provided, however, Landlord's consent to (i) any alterations or physical additions (including fixtures) to the Leased Premises which do not affect the HVAC, plumbing, electrical or mechanical systems or structural elements of the Leased Premises or the Building or (ii) the placement of safes, vaults or other heavy furniture or equipment within the Leased Premises shall not be unreasonably withheld, conditioned or delayed. In addition, Tenant shall not be permitted to take x-rays or core drill or penetrate the floor of the Leased Premises or any other floor of the Building without first obtaining the Landlord's consent. The reasonable cost of any consultant or engineer hired by Landlord in connection with such work undertaken by Tenant shall be paid for by Tenant as additional rent hereunder. Tenant shall submit requests for consent to make alterations or physical additions together with copies of the plans and specifications for such alterations. Subsequent to obtaining Landlord's consent and prior to commencement of construction of the alterations or physical additions, Tenant shall deliver to Landlord the building permit, a copy of the executed construction contract covering the alterations and physical additions and evidence of contractor's and subcontractor's insurance, such insurance being with such companies, for such periods and in such amounts as Landlord may reasonably require, naming the Landlord Parties (as defined on **Exhibit I**) as additional insureds. Tenant shall pay to Landlord upon demand a review fee in the amount of Landlord's actual (but reasonable) costs incurred to compensate Landlord for the cost of review and approval of the plans and specifications and for additional administrative costs incurred in monitoring the construction of the alterations. Tenant shall deliver to Landlord a copy of the "as-built" plans and specifications for all alterations or physical additions so made in or to the Leased Premises, and shall reimburse Landlord for the cost incurred by Landlord to

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surrendered with the Leased Premises as a part thereof at the termination of the Lease Agreement by lapse of time or otherwise, Tenant hereby waiving all rights to any payment or compensation therefor. If, however, Landlord so requests in writing within sixty (60) days prior to the termination of this Lease Agreement, Tenant will, prior to termination of this Lease Agreement, remove any and all alterations, additions, fixtures, equipment and property placed or installed by Tenant in the Leased Premises and will repair any damage caused by such removal. In addition, at Landlord's request, Tenant shall be required prior to the termination of this Lease Agreement to remove all telecommunications equipment installed by Tenant or at Tenant's request, including, but not limited to, all switches, cabling, wiring, conduit, racks and boards, whether located in the Leased Premises or in the Common Areas. If Tenant does not complete all removals prior to the termination of this Lease Agreement, Landlord may remove such items (or contract for the removal of such items), Tenant shall reimburse Landlord upon demand for the costs incurred by Landlord in connection therewith and Tenant shall be deemed to be holding over pursuant to Section 26 below until such time as such items have been removed from the Leased Premises. This Section 11 shall survive the expiration or termination of this Lease Agreement.

SEC. 12 SUBLETTING AND ASSIGNMENT:

A. In the event Tenant should desire to assign this Lease Agreement or sublet the Leased Premises or any part thereof or allow same to be used or occupied by others, Tenant shall give Landlord written notice (which shall specify the duration of said desired sublease or assignment, the date same is to occur, the exact location of the space affected thereby, the proposed rentals on a square foot basis chargeable thereunder and sufficient information of the proposed sublessee or assignee regarding its intended use, financial condition and business operations) of such desire at least forty-five (45) days in advance of the date on which Tenant desires to make such assignment or sublease or allow such a use or occupancy. Landlord shall then have a period of thirty (30) days following receipt of such notice within which to notify Tenant in writing that Landlord elects:

(1) in the event such assignee or sublessee fails to meet the conditions set forth in subparagraph (3) below, to refuse to permit Tenant to assign this Lease Agreement or sublet such space, and in such case this Lease Agreement shall continue in full force and effect in accordance with the terms and conditions hereof; or

(2) to terminate this Lease Agreement as to the space so affected as of the date so specified by Tenant in which event Tenant shall be relieved of all obligations hereunder as to such space arising from and after such date; provided, however, that if Landlord elects to terminate this Lease Agreement pursuant to this Section 12.A(2), Tenant shall have ten (10) days after receipt of written notice of Landlord's election during which Tenant may, if it so desires, withdraw its request for Landlord's consent to such assignment or sublease, in which event this Lease Agreement shall remain in full force and effect as if such request for Landlord's consent had not been made; or

(3) to permit Tenant to assign this Lease Agreement or sublet such space for the duration specified in such notice, such approval not to be unreasonably withheld if (a) the nature and character of the proposed assignee or sublessee and the principals thereof, their business and activities and intended use of the Leased Premises are in Landlord's reasonable judgment consistent with the current standards of the Building and the floor or floors on which the Leased Premises are located, (b) neither the proposed assignee or sublessee (nor any party which, directly or indirectly, controls or is controlled by or is under common control with the proposed assignee or sublessee) is a department, representative or agency of any governmental body or then an occupant of any part of the Building or a party with whom Landlord is then negotiating to lease space in the Building or in any adjacent Building owned by Landlord or an affiliate of Landlord in and in the vicinity of the Texas Medical Center area of Houston, Texas, (c) the proposed sublease or instrument of assignment is expressly subject to all of the terms and provisions of this Lease Agreement and to any matters to which this Lease Agreement is subject, (d) the proposed occupancy would not (1) increase Landlord's cleaning requirements, (2) impose an extra burden upon the services to be supplied by Landlord to Tenant hereunder, (3) violate the current rules and regulations of the Building, (4) violate the provisions of any

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other leases of tenants in the Building or (5) cause alterations or additions to be made to the Building (excluding the Leased Premises), (e) Tenant enters into a written agreement with Landlord whereby it is agreed that fifty percent (50%) of any rent realized by Tenant as a result of said sublease or assignment in excess of the Base Rent and Additional Rent payable to Landlord by Tenant under this Lease Agreement and fifty percent (50%) of any and all sums and other considerations of whatsoever nature paid to Tenant by the assignee or sublessee for or by reason of such assignment or sublease, including, but not limited to, sums paid for the sale of Tenant's fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property in excess of the fair market value thereof (that is, after deducting and giving Tenant credit for Tenant's reasonable costs directly associated therewith, including reasonable brokerage fees and the reasonable cost of remodeling or otherwise improving the Leased Premises for said assignee or sublessee but excluding any free rentals or the like offered to any such sublessee or assignee) shall be payable to Landlord as it accrues as additional rent hereunder, (f) the granting of such consent will not constitute a default under any other agreement to which Landlord is a party or by which Landlord is bound and (g) the creditworthiness of the proposed assignee or sublessee and the principals thereof is acceptable to Landlord, in Landlord's sole but reasonable discretion.

B. No assignment or subletting by Tenant shall be effective unless Tenant shall execute, have acknowledged and deliver to Landlord, and cause each sublessee or assignee to execute, have acknowledged and deliver to Landlord, an instrument in form and substance acceptable to Landlord in which (i) such sublessee or assignee adopts this Lease Agreement and assumes and agrees to perform jointly and severally with Tenant, all of the obligations of Tenant under this Lease Agreement, as to the space transferred to it, (ii) Tenant and such sublessee or assignee agree to provide to Landlord, at their expense, direct access from a public corridor in the Building to the transferred space, (iii) such sublessee or assignee agrees to use and occupy the transferred space solely for the purpose specified in Section 3 and otherwise in strict accordance with this Lease Agreement and (iv) Tenant acknowledges and agrees that, notwithstanding such subletting or assignment, Tenant remains directly and primarily liable for the performance of all the obligations of Tenant hereunder (including, without limitation, the obligation to pay Rent), and Landlord shall be permitted to enforce this Lease Agreement against Tenant or such sublessee or assignee, or both, without prior demand upon or proceeding in any way against any other persons. Tenant shall, upon demand, reimburse Landlord for all reasonable expenses incurred by Landlord in connection with a request made by Tenant pursuant to this Section 12, including, without limitation, any investigations as to the acceptability of the proposed assignee or sublessee, all legal costs reasonably incurred in connection with the granting of any requested consent and a charge reasonably determined by Landlord to cover in-house time spent in respect of such request.

C. Any consent by Landlord to a particular assignment or sublease shall not constitute Landlord's consent to any other or subsequent assignment or sublease, and any proposed sublease or assignment by any assignee or sublessee shall be subject to the provisions of this Section 12 as if it were a proposed sublease or assignment by Tenant. The prohibition against an assignment or sublease described in this Section 12 shall be deemed to include a prohibition against (i) Tenant's mortgaging or otherwise encumbering its leasehold estate, (ii) an assignment or sublease which may occur by merger or operation of law and (iii) permitting the use or occupancy of the Leased Premises, or any part thereof, by anyone other than Tenant, each of which shall be ineffective and void and shall constitute an Event of Default under this Lease Agreement unless consented to by Landlord in writing in advance to the extent required under this Lease Agreement. For purposes hereof, the transfer of the ownership or voting rights in a controlling interest of the voting stock of Tenant (if Tenant is a corporation) or the transfer of a general partnership interest or a majority of the limited partnership interest in Tenant (if Tenant is a partnership), at any time throughout the Term, shall be deemed to be an assignment of this Lease Agreement.

D. Notwithstanding anything to the contrary contained in this Lease Agreement, Tenant shall have the right, without the necessity of obtaining Landlord's consent, but provided that prior to implementation of the transaction it notifies Landlord and provides Landlord with all relevant information, to sublease all or any portion of the Leased Premises or to assign its interest under this Lease Agreement to an Affiliate (as hereinafter defined) of Tenant; provided, however, that no such sublease or assignment shall relieve Tenant from any of its obligations under this Lease Agreement and Tenant shall remain liable for the performance of all of its obligations under this

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Lease Agreement. The term "**Affiliate**" as used in this Section 12 means any person or entity controlled by, under common control with, or which controls, the affiliated entity or any entity in which the affiliated entity and other Affiliates collectively own at least a fifty percent (50%) beneficial ownership interest, and (2) the term "**control**" as used in this Section 12 means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the entity referred to, whether through ownership of voting securities, by contract or otherwise, and the terms "**controlling**" and "**controls**" have meanings correlative to the foregoing.

SEC. 13 FIRE AND CASUALTY:

A. In the event of a fire or other casualty in the Leased Premises, Tenant shall immediately give notice thereof to Landlord, and unless this Lease Agreement is terminated as provided below, Landlord shall commence and prosecute such repair work as soon as reasonably practicable once the necessary approvals are secured and with all due diligence, and shall complete such repair work within one hundred eighty (180) days or as soon as reasonably practicable thereafter. If the Leased Premises shall be partially destroyed by fire or other casualty so as to render the Leased Premises untenantable in whole or in part, Rent shall abate thereafter as to the portion of the Leased Premises rendered untenantable until such time as the Leased Premises are made tenantable as reasonably determined by Landlord and Landlord agrees to commence and prosecute such repair work promptly and with all due diligence; provided, however, in the event such destruction (i) results in total or substantial damages to or destruction of the Building and Landlord shall decide not to rebuild or (ii) results in the Leased Premises being untenantable in whole or in substantial part and the reasonable estimation of a responsible contractor selected by Landlord as to the amount of time necessary to rebuild or restore such destruction to the Leased Premises and all other portions of the Building exceeds one hundred eighty (180) days from the time such work is commenced, then in either event, Landlord shall give written notice to Tenant and Landlord or Tenant may terminate this Lease Agreement effective as of the date of casualty or destruction, and upon such termination, all Rent owed up to the time of such destruction or termination shall be paid by Tenant. Subject to reasonable delays for insurance adjustments, Landlord (or Tenant, as the case may be) shall give Tenant (or Landlord, as the case may be) written notice of its decisions, estimates or elections under this Section 13 within sixty (60) days after any such damage or destruction; provided, however, in the event Landlord fails to deliver such written notice to Tenant within the required time frame, Landlord shall be deemed to have elected not to rebuild the Building and/or Leased Premises, and in such event Tenant shall have the right to terminate this Lease Agreement by providing written notice to Landlord within ten (10) days of receiving such notice from Landlord. If any portion of Rent is abated under this Section 13, Landlord may elect to extend the expiration date of the Term of this Lease Agreement for the period of the abatement. If this Lease Agreement is not terminated as provided herein and Landlord undertakes such restoration or repair and such work is not completed within one hundred eighty (180) days from the time such work is commenced, then Tenant shall have the option of terminating this Lease Agreement, without penalty, by delivering written notice after completion of such one hundred eighty (180) day period; provided, however,

(1) if Landlord's completion of the restoration has been delayed by Tenant or Force Majeure, but Landlord is diligently proceeding to complete the remaining restoration work, Landlord shall be afforded an additional period of time up to ninety (90) days from the date of the notice in which to complete the work, and the date after which Tenant's termination right shall apply shall be extended by such additional period of time, but such right shall become void if such work is completed and the Leased Premises delivered to Tenant within such period; and

(2) if seventy percent (70%) or more of the restoration work is complete at the date of the notice, and Landlord is diligently proceeding to complete the remaining restoration work, Landlord shall be afforded an additional period of time up to seventy-five (75) days from the date of the notice in which to complete the work, and the date after which Tenant's termination right shall apply shall be extended by such additional period of time, but such right shall become void if such work is completed and the Leased Premises delivered to Tenant within such period.

B. Notwithstanding anything in this Lease Agreement to the contrary, if the Leased Premises are damaged by fire or other casualty resulting primarily from the fault or negligence of Tenant, or the agents, employees,

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licensees, customers or invitees of Tenant, such damage shall be repaired by and at the expense of Tenant under the direction and supervision of Landlord, and Rent shall continue without abatement.

C. Notwithstanding anything contained in this Section 13, in no event shall Landlord be required to expend more to reconstruct, restore and repair the Building than the amount actually received by Landlord from the proceeds of the property insurance carried by Landlord and Landlord shall have no duty to repair or restore any portion of any alterations, additions, installation or improvements in the Leased Premises or the decorations thereto except to the extent that the proceeds of the insurance carried by Tenant are timely received by Landlord. Subject to reasonable delays for insurance adjustments, Landlord shall notify Tenant within sixty (60) days after the date of casualty if, in Landlord's opinion, the proceeds of the property insurance are insufficient to reconstruct, restore and repair those portions of the Building materially affecting the Tenant's occupancy thereof, and in such event Tenant shall have the right to terminate this Lease Agreement. In such event, Landlord shall have the option of committing to expend the funds required to complete the reconstruction from its own resources, in which event Tenant's termination notice shall be null and void. If Tenant desires any other additional repairs or restoration, and if Landlord consents thereto, it shall be done at Tenant's sole cost and expense subject to all of the applicable provisions of this Lease Agreement. Tenant acknowledges that Landlord shall be entitled to the full proceeds of any insurance coverage whether carried by Landlord or Tenant, for damage to any alterations, addition, installation, improvements or decorations which would become the Landlord's property upon the termination of this Lease Agreement.

SEC. 14 CONDEMNATION: If all of the Complex is taken or condemned, or acquired under threat of condemnation, by or at the direction of any governmental authority (a "**Taking**" or "**Taken**", as the context requires), or if so much of the Complex is Taken that, in Landlord's reasonable opinion, the remainder cannot be restored to an economically viable, quality office building, or if the awards payable to Landlord as a result of any Taking are, in Landlord's reasonable opinion, inadequate to restore the remainder to an economically viable, quality office building, Landlord may, at its election, exercisable by the giving of written notice to Tenant within sixty (60) days after the date of the Taking, terminate this Lease Agreement as of the date of the Taking or the date Tenant is deprived of possession of the Leased Premises (whichever is later). If all of the Complex or the Leased Premises are Taken, Tenant may, at its election, exercisable by the giving of written notice to Landlord within sixty (60) days after the date of the Taking, terminate this Lease Agreement as of the date the Tenant is deprived of possession of the Leased Premises. If this Lease Agreement is not terminated as a result of a Taking, Landlord shall restore the Leased Premises remaining after the Taking to a Building standard condition. During the period of restoration, Base Rent shall be abated to the extent the Leased Premises are rendered untenantable and, after the period of restoration, Base Rent and Tenant's pro rata share shall be reduced in the proportion that the area of the Leased Premises Taken or otherwise rendered untenantable bears to the area of the Leased Premises just prior to the Taking. All awards, proceeds, compensation or other payments from or with respect to any Taking of the Complex or any portion thereof shall belong to Landlord, Tenant hereby assigning to Landlord all of its right, title, interest and claim to same. Tenant shall have the right to assert a claim for and recover from the condemning authority, but not from Landlord, such compensation as may be awarded on account of Tenant's moving and relocation expenses, and depreciation to and loss of Tenant's movable personal property.

SEC. 15 DEFAULT BY TENANT: The occurrence of any one or more of the following shall constitute an "**Event of Default**" under this Lease Agreement:

A. The failure of Tenant to pay any Rent as and when due under this Lease Agreement, which failure continues for a period of five (5) days after written notice to Tenant, or after the due date if no notice is required to be provided; provided, however, Landlord shall have no obligation to provide such notice more than two (2) times in any twelve (12) month period;

B. The failure of Tenant to perform, comply with or observe any of the other covenants or conditions contained in this Lease Agreement and the continuance of such failure for the period of time as may be specified elsewhere in this Lease Agreement for such specific covenant or condition, or should no period of time be specified elsewhere in this Lease Agreement with respect to such specific covenant or condition, a period of thirty (30) days after written notice to Tenant; or, if such failure cannot reasonably be cured within said thirty (30) day period despite Tenant's diligent good faith efforts, the failure of Tenant to promptly commence its diligent good faith

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efforts to cure such failure within said thirty (30) day period and/or the continuance of such failure for a period of sixty (60) days notwithstanding Tenant's efforts to cure;

C. Tenant shall fail to execute and acknowledge or otherwise respond in good faith and in writing within ten (10) days after submission to Tenant of a request for confirmation of the subordination of this Lease Agreement pursuant to Section 24 or an estoppel certificate pursuant to Section 35;

D. Intentionally Deleted;

E. The filing of a petition by or against Tenant or any guarantor of Tenant's obligations under this Lease Agreement which remains undischarged after sixty (60) days (i) naming Tenant or any guarantor as debtor in any bankruptcy or other insolvency proceeding, (ii) for the appointment of a liquidator or receiver for all or substantially all of Tenant's or any guarantor's property or for Tenant's interest in this Lease Agreement, or (iii) to reorganize or modify Tenant's or any guarantor's capital structure;

F. The admission by Tenant or any guarantor in writing of its inability to meet its obligations as they become due or the making by Tenant or any guarantor of an assignment for the benefit of its creditors;

G. The attempt by Tenant to assign this Lease Agreement or to sublet all or any part of the Leased Premises without the prior written consent of Landlord (to the extent required) or prior notice to Landlord, as the case may be, in accordance with Section 12;

H. Any holding over by Tenant in accordance with Section 26 with respect to all or any portion of the Leased Premises after the expiration or termination of the Lease Agreement; or

I. The failure by Tenant to comply with the insurance requirements set forth in Exhibit I within three (3) business days after written notice from Landlord.

SEC. 16 REMEDIES OF LANDLORD: Upon any Event of Default, Landlord may exercise any one or more of the following described remedies, in addition to all other rights and remedies provided at law or in equity:

A. Terminate this Lease Agreement by written notice to Tenant and forthwith repossess the Leased Premises and be entitled to recover forthwith as damages a sum of money equal to the total of (i) the cost of recovering the Leased Premises (including reasonable attorneys' fees and costs of suit), (ii) the cost of removing and storing any personal property, (iii) the unpaid Rent earned at the time of termination, plus interest thereon at the rate described in Section 5, (iv) the present value (discounted at the rate of eight percent (8%) per annum) of the balance of the Rent for the remainder of the Term less the present value (discounted at the same rate) of the fair market rental value of the Leased Premises for said period, taking into account the period of time the Leased Premises will remain vacant until a new tenant is obtained, and the cost to restore the Leased Premises to the condition that the Leased Premises were in on the Commencement Date, and (v) any other sum of money and damages owed by Tenant to Landlord under this Lease Agreement.

B. Terminate Tenant's right of possession (but not this Lease Agreement) and may repossess the Leased Premises by forcible detainer suit or otherwise, without thereby releasing Tenant from any liability hereunder and without demand or notice of any kind to Tenant and without terminating this Lease Agreement. Landlord shall use reasonable efforts under the circumstances to relet the Leased Premises on such terms and conditions as Landlord in its sole discretion may determine (including a term different than the Term, rental concessions, alterations and repair of the Leased Premises); provided, however, Landlord hereby reserves the right (i) to lease any other comparable space available in the Building or in any adjacent building owned by Landlord prior to offering the Leased Premises for lease, and (ii) to refuse to lease the Leased Premises to any potential tenant which does not meet Landlord's standards and criteria for leasing other comparable space in the Building. Landlord shall not be liable for, nor shall Tenant's obligations hereunder be diminished because of, Landlord's failure or refusal to relet the Leased Premises or collect rent due in respect of such reletting. For the purpose of such reletting Landlord shall have the right to decorate or to make any repairs, changes, alterations or additions in or to the Leased Premises as may be reasonably necessary or desirable. In the event that (i) Landlord shall fail or refuse to relet the Leased Premises, or (ii) the

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Leased Premises are relet and a sufficient sum shall not be realized from such reletting (after first deducting therefrom, for retention by Landlord, the unpaid Rent due hereunder earned but unpaid at the time of reletting plus interest thereon at the rate specified in Section 5, the cost of recovering possession (including attorneys' fees and costs of suit), all of the costs and expenses of such decorations, repairs, changes, alterations and additions necessary to return the Leased Premises to the condition they were in on the Commencement Date, the expense of such reletting and the cost of collection of the rent accruing therefrom) to satisfy the Rent, then Tenant shall pay to Landlord as damages a sum equal to the amount of such deficiency. Any such payments due Landlord shall be made upon demand therefor from time to time and Tenant agrees that Landlord may file suit to recover any sums falling due under the terms of this Section 16 from time to time. No delivery to or recovery by Landlord of any portion due Landlord hereunder shall be any defense in any action to recover any amount not theretofore reduced to judgment in favor of Landlord, nor shall such reletting be construed as an election on the part of Landlord to terminate this Lease Agreement unless a written notice of such intention be given to Tenant by Landlord. Notwithstanding any such termination of Tenant's right of possession of the Leased Premises, Landlord may at any time thereafter elect to terminate this Lease Agreement. In any proceedings to enforce this Lease Agreement under this Section 16, Landlord shall be presumed to have used its reasonable efforts to relet the Leased Premises, and Tenant shall bear the burden of proof to establish that such reasonable efforts were not used.

C. Alter any and all locks and other security devices at the Leased Premises, and if it does so Landlord shall not be required to provide a new key or other access right to Tenant unless Tenant has cured all Events of Default; provided, however, that in any such instance, during Landlord's normal business hours and at the convenience of Landlord, and upon the written request of Tenant accompanied by such written waivers and releases as Landlord may require, Landlord will escort Tenant or its authorized personnel to the Leased Premises to retrieve any personal belongings or other property of Tenant not subject to the Landlord's lien or security interest described in Section 17. The provisions of this Section 16.C are intended to override and control any conflicting provisions of the Texas Property Code.

D. All agreements and provisions to be performed by Tenant under any of the terms of this Lease Agreement shall be at Tenant's sole cost and expense and without any abatement of Rent (except as otherwise provided herein). If Tenant shall fail to pay any sum of money, other than Base Rent, required to be paid by it hereunder or shall fail to cure any default and such failure shall continue for ten (10) days after written notice thereof by Landlord, then Landlord may, but shall not be obligated so to do, and without waiving or releasing Tenant from any obligations, make any such payment or perform any such act on Tenant's part. All sums so paid by Landlord and all costs incurred by Landlord in taking such action shall be deemed Additional Rent hereunder and shall be paid to Landlord on demand, and Landlord shall have (in addition to all other rights and remedies of Landlord) the same rights and remedies in the event of the non-payment thereof by Tenant as in the case of default by Tenant in the payment of Rent.

E. In connection with the exercise by Landlord of its rights and remedies in respect of any Event of Default on the part of Tenant, to the extent (but no further) that Landlord is required by applicable Texas law to mitigate damages, or to use efforts to do so, Tenant agrees in favor of Landlord that Landlord shall not be deemed to have failed to mitigate damages, or to have used the efforts required by law to do so, because:

(1) Landlord leases other space in the Building prior to re-letting the Leased Premises;

(2) Landlord refuses to relet the Leased Premises to any Affiliate of Tenant, or any Affiliate of such Affiliate;

(3) Landlord refuses to relet the Leased Premises to any person or entity whose creditworthiness Landlord in good faith deems unacceptable;

(4) Landlord refuses to relet the Leased Premises to any person or entity because the use proposed to be made of the Leased Premises by such prospective tenant is not of a type and nature consistent with that of the other tenants in the Building or the floor where the Leased Premises are situated as of the date Tenant defaults under this Lease Agreement, or because such use would, in the good faith opinion of Landlord, impose unreasonable or excessive demands upon the Building;

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(5) Landlord refuses to relet the Leased Premises to any person or entity, or any affiliate of such person or entity, who has been engaged in litigation with, or who has threatened litigation against, Landlord or any of its affiliates, or whom Landlord in good faith deems to be unreasonably or excessively litigious;

(6) Landlord refuses to relet the Leased Premises because the tenant or the terms and provisions of the proposed lease are not approved by the holders of any liens or security interests in the Building or any part thereof, or would cause Landlord to breach or be in default of, or to be unable to perform any of its covenants under, any agreements between Landlord and any third party;

(7) Landlord refuses to relet the Leased Premises because the proposed tenant is unwilling to execute and deliver Landlord's standard lease form without substantial tenant-oriented modifications or such tenant requires improvements to the Leased Premises to be paid at Landlord's cost and expense; or

(8) Landlord refuses to relet the Leased Premises to a person or entity whose character or reputation, or the nature of whose business, Landlord in good faith deems unacceptable;

and it is further agreed that each and all of the grounds for refusal set forth in clauses (1) through (8) above, both inclusive, of this sentence are reasonable grounds for Landlord's refusal to relet the Leased Premises, or (as to all other provisions of this Lease Agreement) for Landlord's refusal to issue any approval, or take any other action, of any nature whatsoever under this Lease Agreement. In the event the waiver set forth in this Section 16.E shall be ineffective, Tenant further agrees in favor of Landlord, to the maximum extent to which it may lawfully and effectively do so, that the following efforts to mitigate damages if made by Landlord (and without obligating Landlord to render such efforts) shall be conclusively deemed reasonable, and that Landlord shall be conclusively deemed to have used the efforts to mitigate damages required by applicable law if: Landlord places the Leased Premises on its inventory of available space in the Building; Landlord makes such inventory available to brokers who request same; and Landlord shows the Leased Premises to prospective tenants (or their brokers) who request to see it.

SEC. 17 LIEN FOR RENT: To secure payment of all rent due and to become due hereunder, and the faithful performance of all the other covenants of the Lease Agreement required to be performed by Tenant, Tenant hereby gives to Landlord an express contractual lien on and security interest in and to all property, chattels or merchandise which may be placed in the Leased Premises and also upon all proceeds of any insurance which may accrue to Tenant by reason of damage to or destruction of such property. All exemption laws are hereby waived by Tenant. This lien and security interest are given in addition to Landlord's statutory lien(s) and shall be cumulative thereto. This lien and security interest may be foreclosed with or without Court proceedings, by public or private sale, with or without notice and Landlord shall have the right to become purchaser, upon being the highest bidder at such sale. Upon request of Landlord, Tenant agrees to execute Uniform Commercial Code financing statements relating to the aforesaid security interest. Notwithstanding the foregoing to the contrary, Landlord hereby agrees to subordinate its liens and security interests herein retained to any lien securing financing of Tenant's furniture, equipment or fixtures placed in the Leased Premises. In connection therewith, Landlord agrees, within ten (10) days after receipt of a written request from Tenant, to execute an instrument reasonably acceptable to Landlord and such lender confirming the terms and provisions contained in this Section 17.

SEC. 18 NON-WAIVER: Neither acceptance of Rent by Landlord nor failure by Landlord to exercise available rights and remedies, whether singular or repetitive, shall constitute a waiver of any of Landlord's rights hereunder. Waiver by Landlord of any right for any Event of Default of Tenant shall not constitute a waiver of any right for either a subsequent Event of Default of the same obligation or any other Event of Default. No act or thing done by Landlord or its agent shall be deemed to be an acceptance or surrender of the Leased Premises and no agreement to accept a surrender of the Leased Premises shall be valid unless it is in writing and signed by a duly authorized officer or agent of Landlord.

SEC. 19 LAWS AND REGULATIONS; RULES AND REGULATIONS: Tenant shall comply with, and Tenant shall cause its visitors, employees, contractors, agents, invitees and licensees to comply with, all laws, ordinances,

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orders, rules and regulations of any state, federal, municipal and other agencies or bodies having any jurisdiction thereof relating to the use, condition or occupancy of the Leased Premises. Such reasonable rules and regulations applying to all tenants in the Building as may be hereafter adopted by Landlord for the safety, care and cleanliness of the premises and the preservation of good order thereon, are hereby made a part hereof for all purposes and Tenant agrees to comply with all such rules and regulations. Landlord shall have the right at all times to change such rules and regulations or to amend them in any reasonable manner as may be deemed advisable by Landlord, all of which changes and amendments will be sent by Landlord to Tenant in writing and shall be thereafter carried out and observed by Tenant. The current rules and regulations of the Building are set forth in Exhibit D attached hereto and made a part hereof for all purposes.

SEC. 20 ASSIGNMENT BY LANDLORD; LIMITATION OF LANDLORD'S LIABILITY: Landlord shall have the right to transfer and assign, in whole or in part, all its rights and obligations hereunder and in the Complex, and in such event and upon such transfer no further liability or obligation shall thereafter accrue against Landlord hereunder (provided that Landlord provides written notice of such transfer or assignment to Tenant). Furthermore, Tenant specifically agrees to look solely to Landlord's interest in the Complex for the recovery of any judgment from Landlord, it being agreed that the Landlord Parties shall never be personally liable for any such judgment.

SEC. 21 SEVERABILITY: This Lease Agreement shall be construed in accordance with the laws of the State of Texas. If any clause or provision of this Lease Agreement is illegal, invalid or unenforceable, under present or future laws effective during the Term hereof, then it is the intention of the parties hereto that the remainder of this Lease Agreement shall not be affected thereby, and it is also the intention of both parties that in lieu of each clause or provision that is illegal, invalid or unenforceable, there be added as part of this Lease Agreement a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

SEC. 22 SIGNS: No signs of any kind or nature, symbol or identifying mark shall be put on the Building, in the halls, elevators, staircases, entrances, parking areas or upon the doors or walls, whether plate glass or otherwise, of the Leased Premises or within the Leased Premises so as to be visible from the public areas or exterior of the Building without prior written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant specifically acknowledges that a denial or approval by Landlord for reasons of architectural integrity, non-conformance with Building standard lettering or aesthetics, is inherently reasonable. All signs or lettering shall conform in all respects to the sign and/or lettering criteria established by Landlord. Landlord hereby approves Tenant's signage as reflected on Exhibit L attached hereto.

SEC. 23 SUCCESSORS AND ASSIGNS: Landlord and Tenant agree that all provisions hereof are to be construed as covenants and agreements as though the words imparting such covenants were used in each separate paragraph hereof, and that, except as restricted by the provisions of Section 12, this Lease Agreement and all the covenants herein contained shall be binding upon the parties hereto, their respective heirs, legal representatives, successors and assigns.

SEC. 24 SUBORDINATION:

A. Tenant covenants and agrees with Landlord that this Lease Agreement is subject and subordinate to any mortgage, deed of trust and/or security agreement which now encumbers the Building, and to any advances made on the security thereof and to any and all increases, renewals, modifications, consolidations, replacements and extensions thereof provided Tenant receives a Subordination, Non-Disturbance and Attornment Agreement ("SNDA") from the holder of such existing deed of trust in substantially the same form as Exhibit M attached hereto and made a part hereof for all purposes. Tenant covenants and agrees with Landlord that this Lease Agreement is subject and subordinate to any mortgage, deed of trust, ground lease and/or security agreement which may hereafter encumber the Building, and to any advances made on the security thereof and to any and all increases, renewals, modifications, consolidations, replacements and extensions thereof provided Tenant shall have received a SNDA executed by any such future mortgagee in form and content reasonably acceptable to Tenant and any such future mortgagee. Tenant acknowledges and agrees that, subject to reasonable modifications requested by any such future mortgagee, the SNDA attached hereto as Exhibit M is a SNDA reasonably acceptable to Tenant. Tenant agrees to execute such SNDA within ten (10) business days of a request by Landlord or such future mortgagee to do

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so. This Lease Agreement is further subject to and subordinate to all matters of record in Harris County, Texas on the date of this Lease Agreement.

B. Notwithstanding anything to the contrary set forth above, any beneficiary under any deed of trust may at any time subordinate its deed of trust to this Lease Agreement in whole or in part, without any need to obtain Tenant's consent, by execution of a written document subordinating such deed of trust to the Lease Agreement to the extent set forth in such document and thereupon the Lease Agreement shall be deemed prior to such deed of trust to the extent set forth in such document without regard to their respective dates of execution, delivery and/or recording. In that event, to the extent set forth in such document, such deed of trust shall have the same rights with respect to this Lease Agreement as would have existed if this Lease Agreement had been executed, and a memorandum thereof, recorded prior to the execution, delivery and recording of the deed of trust.

SEC. 25 TAX PROTEST: Tenant waives all rights under the Texas Property Tax Code, now or hereafter in effect, including all rights under Section 41.413 thereof, granting to tenants of real property or lessees of tangible personal property the right to protest the appraised value, or receive notice of reappraisal, of all or any part of the Complex, irrespective of whether Landlord has elected to protest such appraised value. To the extent such waiver is prohibited, Tenant appoints Landlord as its attorney-in-fact, coupled with an interest, to appear and take all actions on behalf of Tenant which Tenant may take under the Texas Property Tax Code.

SEC. 26 HOLDING OVER: In the event of holding over by Tenant with respect to all or any portion of the Leased Premises after the expiration or termination of the Lease Agreement, such holding over shall constitute a tenancy at sufferance relationship between Landlord and Tenant and all of the terms and provisions of this Lease Agreement shall be applicable during such period, except that as monthly rental, Tenant shall pay to Landlord for each month (or any portion thereof) during the period of such hold over an amount equal to one hundred fifty percent (150%) of the Rent payable by Tenant for the month immediately preceding the holdover period. The rental payable during such hold over period shall be payable to Landlord on demand. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease Agreement except as herein provided. In the event of any unauthorized holding over, Tenant shall also indemnify, defend (with counsel reasonably acceptable to Landlord) and hold harmless the Landlord Parties (as defined on Exhibit I) against all claims for damages against the Landlord Parties as a result of Tenant's possession of the Leased Premises, including, without limitation, claims for damages by any other party to which Landlord may have leased, or entered into an agreement to lease, all or any part of the Leased Premises effective upon the termination of this Lease Agreement.

SEC. 27 INDEPENDENT OBLIGATION TO PAY RENT:

A. It is the intention of the parties hereto that the obligations of Landlord and Tenant hereunder shall be separate and independent covenants and agreements, that the Rent and all other sums payable by Tenant hereunder shall continue to be payable in all events and that the obligations of Tenant hereunder shall continue unaffected, unless the requirement to pay or perform the same shall have been terminated pursuant to an express provision of this Lease Agreement.

B. Except as otherwise expressly provided herein, Tenant waives the right (a) to quit, terminate or surrender this Lease Agreement or the Leased Premises or any part thereof, or (b) to any abatement, suspension, deferment or reduction of the rent or any other sums payable under this Lease Agreement.

SEC. 28 INDEMNITY; RELEASE AND WAIVER:

A. Tenant hereby agrees to indemnify, protect, defend and hold the Landlord Parties harmless from and against any and all liabilities, claims, causes of action, fines, damages, suits and expenses, including attorneys' fees and necessary litigation expenses (collectively, the "**Claims**"), arising from Tenant's use, occupancy or enjoyment of the Leased Premises and its facilities for the conduct of its business or from any activity, work or thing done, permitted, omitted or suffered by Tenant and its partners, officers, directors, employees, agents, servants, contractors, customers, licensees and invitees in or about the Complex, **INCLUDING ANY CLAIMS RESULTING FROM THE NEGLIGENCE OF THE LANDLORD PARTIES, BUT NOT THE SOLE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE LANDLORD PARTIES** and Tenant further agrees to indemnify, protect, defend and hold the Landlord Parties harmless from and against any and all Claims

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arising from any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease Agreement or arising from any negligence or willful misconduct of Tenant or any of its partners, officers, directors, employees, agents, servants, contractors, customers, licensees and invitees, **INCLUDING ANY CLAIMS RESULTING FROM THE NEGLIGENCE OF THE LANDLORD PARTIES, BUT NOT THE SOLE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE LANDLORD PARTIES.** In case any action or proceeding shall be brought against the Landlord Parties by reason of any such Claim, Tenant, upon notice from Landlord, shall provide a separate defense to same at Tenant's sole cost and expense by counsel reasonably satisfactory to Landlord.

B. Except to the extent of the gross negligence or willful misconduct of the Landlord Parties, Tenant hereby releases the Landlord Parties from any and all claims or causes of action whatsoever which Tenant might otherwise now or hereafter possess resulting in or from or in any way associated with any loss covered or which should have been covered by insurance, **REGARDLESS OF CAUSE OR ORIGIN OF SUCH LOSS OR DAMAGE, INCLUDING, WITHOUT LIMITATION, SOLE, JOINT, OR CONCURRENT NEGLIGENCE OF THE LANDLORD PARTIES,** including the deductible and/or uninsured portion thereof, maintained and/or required to be maintained by Tenant pursuant to this Lease Agreement.

C. Landlord shall defend Tenant against, indemnify and hold Tenant harmless from, all claims, losses, liabilities and expenses (including attorneys' fees) asserted against or incurred by Tenant due to (i) a breach of Landlord's representations and warranties hereunder, (ii) a default on Landlord's covenants or obligations hereunder, or (iii) the gross negligence or willful misconduct of the Landlord Parties. Landlord shall not be liable or responsible to Tenant for (a) any loss or damage to any property or person occasioned by theft, criminal act, fire, act of God, public enemy, injunction, riot, strike, insurrection, war, court order, requisition or order of governmental body or authority, or any cause beyond Landlord's control, or (b) any damage or inconvenience which may arise through repair or alteration of any part of the Building made necessary by virtue of any such cause; provided, however, Landlord shall use commercially reasonable efforts to minimize such damage or inconvenience to Tenant.

D. The indemnity obligations of Tenant and Landlord under this Section 28 shall survive the expiration or earlier termination of this Lease Agreement.

SEC. 29 INSURANCE: Landlord and Tenant shall satisfy the insurance requirements as more particularly described on **Exhibit I** attached hereto and made a part hereof for all purposes. In no event shall Tenant's liability under this Lease Agreement be limited by the amount of insurance required to be carried under **Exhibit I**.

SEC. 30 ENTIRE AGREEMENT: This instrument and any attached addenda or exhibits signed by the parties constitute the entire agreement between Landlord and Tenant; no prior written or prior or contemporaneous oral promises or representations shall be binding. This Lease Agreement shall not be amended, changed or extended except by written instrument signed by both parties hereto. Section captions herein are for Landlord's and Tenant's convenience only, and neither limit nor amplify the provisions of this instrument. Each of Landlord and Tenant agree, at the other's request, to execute a recordable memorandum of this Lease Agreement in a form acceptable to both parties.

SEC. 31 NOTICES: Whenever in this Lease Agreement it shall be required or permitted that notice, notification or demand be given or served by either party to this Lease Agreement to or on the other, such notice or demand shall be given or served and shall not be deemed to have been given or served unless in writing and (i) delivered personally, (ii) forwarded by facsimile, (iii) sent by Certified or Registered Mail, postage prepaid, with a copy also sent by facsimile or (iv) sent by a reputable common carrier guaranteeing next-day delivery, addressed as follows:

To the Landlord:

Sheridan Hills Developments L.P.
c/o The Metrontario Group
601-1 Yorkdale Road
Toronto, Ontario
Canada M6A 3A1
Attention: Mr. Matt Fisher
Telephone: (416) 785-6000x228
Facsimile: (416) 785-7000

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With a copy to:	Andrews Kurth LLP 600 Travis, Suite 4200 Houston, TX 77002 Attn: Darren S. Inoff, Esq. Telephone: (713) 220-3841 Facsimile: (713) 238-7134
With a copy to:	Jones Lang LaSalle Americas, Inc. 1401 McKinney Street, Suite 1050 Houston, Texas 77010 Attention: Dan Egger Telephone: (713) 425-5900 Facsimile: (713) 425-5901
With a copy to:	Property Management Office 2301 West Holcombe Blvd., Suite 1300 Houston, Texas 77030 Attention: Property Manager Telephone: (713) 592-5433 Facsimile: (713) 660-0295
To the Tenant:	At the address noted for Tenant on the signature page hereof until the Commencement Date, at which time it shall become the Address of the Leased Premises.
With a copy to:	Porter & Hedges, L.L.P. 1000 Main Street, 36th Floor Houston, Texas 77002 Attn: Eric D. Wade, Esq. Telephone: (713) 226-6655 Facsimile: (713) 226-6255

Such addresses may be changed from time to time by either party by serving written notice as above provided. Any such notice or demand shall be deemed to have been given on the date of receipted delivery, refusal to accept delivery or when delivery is first attempted but cannot be made due to a change of address for which no notice is given, five (5) business days after it shall have been mailed as provided in this Section 31 or if sent by facsimile, upon electronic or telephonic confirmation of receipt from the receiving facsimile machine, whichever is earlier.

SEC. 32 COMMENCEMENT DATE: Tenant shall, if requested by Landlord, execute and deliver to Landlord within ten (10) days of Landlord's request an Acceptance of Premises Memorandum of the Leased Premises, the form of which is attached as Exhibit E attached hereto and made a part hereof for all purposes.

SEC. 33 RELOCATION OF TENANT: Intentionally Deleted.

SEC. 34 BROKERS: Tenant warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease Agreement, excepting only Pin Point Commercial, L.P. ("**Broker**") and that it knows of no other real estate broker(s) or agent(s) who is(are) or might be entitled to a commission in connection with this Lease Agreement. Landlord shall agree to pay all real estate commissions due in connection with this Lease Agreement only to the broker(s) named herein, provided Landlord and such broker have entered into a separate commission agreement. Tenant agrees to indemnify, defend (with counsel reasonably acceptable to Landlord) and hold harmless the Landlord Parties from and against any liability from all other claims for commissions, finder's fee or other compensation arising from the negotiation of this Lease Agreement. Landlord warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease Agreement, excepting only Broker. Landlord agrees to indemnify, defend (with counsel reasonably acceptable to Tenant) and hold harmless Tenant from and against any liability from all other claims for

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commissions, finder's fee or other compensation arising from the negotiation of this Lease Agreement occurring by through or under Landlord, but not otherwise.

SEC. 35 ESTOPPEL CERTIFICATES:

A. From time to time after the Effective Date, within ten (10) days after request in writing therefor from Landlord, Tenant agrees to execute and deliver to Landlord, or to such other addressee or addresses as Landlord may designate (and Landlord and any such addressee may rely thereon), a statement in writing in the form of Exhibit F or in such other form and substance satisfactory to Landlord (herein called **"Tenant's Estoppel Certificate"**), certifying to all or any part of the information provided for in Exhibit F as is requested by Landlord and any other information reasonably requested by Landlord.

B. Tenant does hereby irrevocably appoint Landlord as attorney-in-fact of Tenant, coupled with an interest, in Tenant's name, place and stead to sign and deliver Tenant's Estoppel Certificate as if the same had been signed and delivered by Tenant, in the event that Tenant fails to provide Tenant's Estoppel Certificate within ten (10) days after Landlord's written request therefor.

SEC. 36 NAME CHANGE: Landlord and Tenant mutually covenant and agree that Landlord hereby reserves and shall have the right at any time and from time to time to change the name of the Building or the address of the Building as Landlord may deem advisable, and Landlord shall not incur any liability whatsoever to Tenant as a consequence thereof.

SEC. 37 BANKRUPTCY: If a petition is filed by or against Tenant for relief under Title 11 of the United States Code, as amended (the **"Bankruptcy Code"**), and Tenant (including for purposes of this Section Tenant's successor in bankruptcy, whether a trustee or Tenant as debtor in possession) assumes and proposes to assign, or proposes to assume and assign, this Lease Agreement pursuant to the provisions of the Bankruptcy Code to any person or entity who has made or accepted a bona fide offer to accept an assignment of this Lease Agreement on terms acceptable to Tenant, then notice of the proposed assignment setting forth (a) the name and address of the proposed assignee, (b) all of the terms and conditions of the offer and proposed assignment, and (c) the adequate assurance to be furnished by the proposed assignee of its future performance under the Lease Agreement, shall be given to Landlord by Tenant no later than twenty (20) days after Tenant has made or received such offer, but in no event later than ten (10) days prior to the date on which Tenant applies to a court of competent jurisdiction for authority and approval to enter into the proposed assignment. Landlord shall have the prior right and option, to be exercised by notice to Tenant given at any time prior to the date on which the court order authorizing such assignment becomes final and non-appealable, to receive an assignment of this Lease Agreement upon the same terms and conditions, and for the same consideration, if any, as the proposed assignee, less any brokerage commissions which may otherwise be payable out of the consideration to be paid by the proposed assignee for the assignment of this Lease Agreement. If this Lease Agreement is assigned pursuant to the provisions of the Bankruptcy Code, Landlord: (i) may require from the assignee a deposit or other security for the performance of its obligations under the Lease Agreement in an amount substantially the same as would have been required by Landlord upon the initial leasing to a tenant similar to the assignee; and (ii) shall receive, as additional rent, the sums and economic consideration described in Section 12.A(3)(e). Any person or entity to which this Lease Agreement is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed, without further act or documentation, to have assumed all of the Tenant's obligations arising under this Lease Agreement on and after the date of such assignment. Any such assignee shall, upon demand, execute and deliver to Landlord an instrument confirming such assumption. No provision of this Lease Agreement shall be deemed a waiver of Landlord's rights or remedies under the Bankruptcy Code to oppose any assumption and/or assignment of this Lease Agreement, to require a timely performance of Tenant's obligations under this Lease Agreement, or to regain possession of the Leased Premises if this Lease Agreement has neither been assumed or rejected within sixty (60) days after the date of the order for relief or within such additional time as a court of competent jurisdiction may have fixed. Notwithstanding anything in this Lease Agreement to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease Agreement, whether or not expressly denominated as rent, shall constitute rent for the purposes of Section 502(b)(6) of the Bankruptcy Code.

SEC. 38 TELECOMMUNICATIONS PROVIDERS: In the event Tenant wishes to use, at anytime during the Term of this Lease Agreement, the services of a telecommunications provider whose equipment or service is not then in the Building, no such provider shall be entitled to enter the Building or commence providing such service

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unreasonably withheld, Tenant shall not make, and Tenant hereby waives, any claim for money damages (including any claim by way of set-off, counterclaim or defense) based upon Tenant's claim or assertion that Landlord unreasonably withheld or delayed its consent or approval. Tenant's sole remedy shall be an action or proceeding to enforce such provision, by specific performance, injunction or declaratory judgment. **EXCEPT WITH RESPECT TO TENANT'S INDEMNITY OBLIGATIONS UNDER SECTION 26, IN NO EVENT SHALL THE LANDLORD PARTIES OR TENANT BE LIABLE FOR, AND THE LANDLORD PARTIES AND TENANT HEREBY WAIVE ANY CLAIM FOR, ANY INDIRECT, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES, INCLUDING LOSS OF PROFITS OR BUSINESS OPPORTUNITY, ARISING UNDER OR IN CONNECTION WITH THIS LEASE AGREEMENT.**

SEC. 41 ACKNOWLEDGMENT OF NON-APPLICABILITY OF DTPA: It is the understanding and intention of the parties that Tenant's rights and remedies with respect to the transactions provided for and contemplated in this Lease Agreement (collectively, this "**Transaction**") and with respect to all acts or practices of Landlord, past, present or future, in connection with this Transaction, are and shall be governed by legal principles other than the Texas Deceptive Trade Practices - Consumer Protection Act (the "**DTPA**"). Accordingly, Tenant hereby (a) agrees that under Section 17.49(f) of the DTPA this Transaction is not governed by the DTPA and (b) certifies, represents and warrants to Landlord that (i) Tenant has been represented by legal counsel in connection with this Transaction who has not been directly or indirectly identified, suggested or selected by the Landlord and Tenant has conferred with Tenant's counsel concerning all elements of this Lease Agreement (including, without limitation, this Section 41) and this Transaction and (ii) the Leased Premises will not be occupied by Tenant as Tenant's family residence. Tenant expressly recognizes that the total consideration as agreed to by Landlord has been predicated upon the inapplicability of the DTPA to this Transaction and that Landlord, in determining to proceed with the entering into of this Lease Agreement, has expressly relied on the inapplicability of the DTPA to this Transaction.

SEC. 42 ATTORNEYS' FEES: In the event either party defaults in the performance of any of the terms, agreements or conditions contained in this Lease Agreement and the other party places the enforcement of this Lease Agreement, or any part thereof, or the collection of any rent due or to become due hereunder, or recovery of the possession of the Leased Premises, in the hands of an attorney who files suit upon the same, and should such non-defaulting party prevail in such suit, the defaulting party agrees to pay the other party's reasonable attorneys' fees.

SEC. 43 AUTHORITY OF TENANT: If Tenant is a corporation, partnership or other entity, Tenant warrants and represents unto Landlord that (a) Tenant is a duly organized and existing legal entity, in good standing in the State of Texas, (b) Tenant has full right and authority to execute, deliver and perform this Lease Agreement, (c) the person executing this Lease Agreement was authorized to do so and (d) upon request of Landlord, such person will deliver to Landlord satisfactory evidence of his or her authority to execute this Lease Agreement on behalf of Tenant. Landlord warrants and represents unto Tenant that (a) Landlord is a duly organized and existing legal entity, in good standing in the State of Texas, (b) Landlord has full right and authority to execute, deliver and perform this Lease Agreement, (c) the person executing this Lease Agreement was authorized to do so and (d) upon request of Tenant, such person will deliver to Tenant satisfactory evidence of his or her authority to execute this Lease Agreement on behalf of Landlord.

SEC. 44 INABILITY TO PERFORM: Whenever a period of time is prescribed for the taking of an action by Landlord or Tenant, the period of time for the performance of such action shall be extended by the number of days that the performance is actually delayed due to strikes, acts of God, shortages of labor or materials, war, terrorist attacks (including bio-chemical attacks), civil disturbances and other causes beyond the reasonable control of the Landlord or Tenant, as the case may be ("**Force Majeure**"). However, events of Force Majeure shall not extend any period of time for the payment of Rent or other sums payable by Landlord or Tenant or any period of time for the written exercise of an option or right by Tenant.

SEC. 45 JOINT AND SEVERAL TENANCY: If more than one person executes this Lease Agreement as Tenant, their obligations hereunder are joint and several, and any act or notice of or to, or refund to, or the signature of, any one or more of them, in relation to the renewal or termination of this Lease Agreement, or under or with respect to any of the terms hereof shall be fully binding on each and all of the persons executing this Lease Agreement as a Tenant.

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SEC. 46 EXECUTION OF THIS LEASE AGREEMENT: The submission of an unsigned copy of this Lease Agreement to Tenant for Tenant's consideration does not constitute an offer to lease the Leased Premises or an option to or for the Leased Premises. This Lease Agreement shall become effective and binding only upon the execution and delivery of this Lease Agreement by both Landlord and Tenant.

SEC. 47 WAIVER OF TRIAL BY JURY; COUNTERCLAIM: Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either party against the other on any matters in any way arising out of or connected with this Lease Agreement, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Leased Premises, or the enforcement of any remedy under any applicable law, rule, statute, order, code or ordinance. If, at any time, any party other than Texas Heart Institute is the Tenant under this Lease Agreement, and at such time Landlord commences any summary proceeding against Tenant, Tenant shall not interpose any counterclaim of any nature or description in any such proceeding (unless failure to impose such counterclaim would preclude Tenant from asserting in a separate action the claim which is the subject of the counterclaim), and will not seek to consolidate any such proceeding with any other action which may have been or will be brought in any other court by Tenant.

SEC. 48 CALCULATION OF TIME PERIODS: Should the calculation of any of the various time periods provided for herein result in an obligation becoming due on a Saturday, Sunday or legal holiday, then the due date of such obligation or scheduled time of occurrence of such event shall be delayed until the next business day.

SEC. 49 ANTI-TERRORISM LAWS: Tenant represents and warrants to and covenants with Landlord that (i) neither Tenant nor any of its owners or affiliates currently are, or shall be at any time during the Term, in violation of any laws relating to terrorism or money laundering (collectively, the "**Anti-Terrorism Laws**"), including without limitation Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and regulations of the U.S. Treasury Department's Office of Foreign Assets Control (OFAC) related to Specially Designated Nationals and Blocked Persons (SDN's OFAC Regulations), and/or the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56) (the "**USA Patriot Act**"); (ii) neither Tenant nor any of its owners, affiliates, investors, officers, directors, employees, vendors, subcontractors or agents is or shall be during the term hereof a "**Prohibited Person**" which is defined as follows: (1) a person or entity owned or controlled by, affiliated with, or acting for or on behalf of, any person or entity that is identified as a Specially Designated National and Blocked Person on the then-most current list published by OFAC at its official website, http://www.treas.gov/offices/eotffc/ofac/sdn/t11sdn.pdf, or at any replacement website or other replacement official publication of such list, and (2) a person or entity who is identified as or affiliated with a person or entity designated as a terrorist, or associated with terrorism or money laundering pursuant to regulations promulgated in connection with the USA Patriot Act; and (iii) Tenant has taken appropriate steps to understand its legal obligations under the Anti-Terrorism Laws and has implemented appropriate procedures to assure its continued compliance with such laws. Tenant hereby agrees to defend, indemnify, and hold harmless Landlord, its officers, directors, agents and employees, from and against any and all claims, damages, losses, risks, liabilities and expenses (including attorney's fees and costs) arising from or related to any breach of the foregoing representations, warranties and covenants. At any time and from time-to-time during the Term, Tenant shall deliver to Landlord within ten (10) days after receipt of a written request therefor, a written certification or such other evidence reasonably acceptable to Landlord evidencing and confirming Tenant's compliance with this Section 49.

SEC. 50 LANDLORD DEFAULT: The failure of Landlord to promptly and faithfully keep and perform each and every covenant, agreement, and stipulation herein on the part of Landlord to be kept and performed and the continuance of such failure for a period of thirty (30) days after written notice to Landlord; or, if such failure cannot reasonably be cured within said thirty (30) day period despite Landlord's diligent good faith efforts, the failure of Landlord to promptly commence its diligent good faith efforts to cure such failure within said thirty (30) day period shall, at the option of Tenant, constitute a default by Landlord under this Lease Agreement. In the case of any breach or default of this Lease Agreement by Landlord, Tenant shall have all of the remedies, rights, and authority against and with respect to Landlord provided by law, or in equity specifically including the right to injunctive relief. In the event of a failure by Landlord which continues for a period of ninety (90) days notwithstanding Landlord's efforts to cure, Tenant shall have the right at the end of such ninety (90) day period to deliver to Landlord notice to terminate this Lease Agreement, which shall take effect thirty (30) days after the date of such notice, except that Tenant's right to terminate shall be null and void if the failure is cured during such thirty (30) day period.

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SEC. 51 TERMINATION OPTION:

A. Subject to and upon the terms, provisions and conditions set forth in this Section, Tenant shall have the option (the "**Termination Option**") to terminate this Lease Agreement effective on the last day of the ninetieth (90th) month of the Term (the "**Early Termination Date**"). In order to exercise the Termination Option, Tenant must (i) give Landlord written notice of its exercise of the Termination Option not later nine (9) months prior to the Early Termination Date and (ii) concurrently with the delivery of such notice, pay the Termination Fee (as hereinafter defined) to Landlord. If Tenant fails to give notice of exercise of the Termination Option by such deadline, such Termination Option shall be deemed waived and of no further force and effect. If Tenant gives notice of exercise of the Termination Option by such deadline but fails to concurrently pay the Termination Fee to Landlord, Landlord may at its option either (i) deem the Termination Option waived and of no further force and effect or (ii) enforce the termination of this Lease Agreement, effective as of such Early Termination Date, and enforce Tenant's obligation to pay the Termination Fee. The provisions of this Section 51 shall survive the expiration or termination of this Lease Agreement.

B. The "**Termination Fee**" shall be an amount equal to the unamortized portion of the Lease Costs (as hereinafter defined) as of the Early Termination Date. For purposes of calculating the Termination Fee, each component or item of Lease Costs will be deemed to be amortized in equal monthly installments over the period beginning with the Commencement Date and continuing through the end of the Term, amortized at a eight and one-half percent (8.5%) rate per annum. "**Lease Costs**" means the (i) improvement allowance and other out-of-pocket costs incurred by Landlord in connection with the Leasehold Improvements, (ii) the leasing commissions and reasonable legal fees incurred by Landlord in connection with the execution of this Lease Agreement, (iii) the free Base Rent received by Tenant, and (iv) all construction costs, architectural and engineering fees, leasing commissions, reasonable legal fees, relocation reimbursements and other costs incurred by Landlord in connection with Tenant's lease of any preferential space or other additional space in the Building after the execution of this Lease Agreement.

C. The Termination Option may be exercised by Tenant only if, at the time of such exercise and on the Early Termination Date, no Event of Default exists (unless Landlord, in its sole discretion, elects to waive such condition). If the existence of an Event of Default is communicated at the relevant time to, but not cured by, Tenant (unless waived by Landlord), the Termination Option shall be deemed waived by Tenant, and any purported exercise thereof shall be null and void.

SEC. 52 EXHIBITS: <u>Exhibits A</u> through <u>M</u> are attached hereto and made a part of this Lease Agreement for all purposes.

[END OF TEXT]

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IN WITNESS WHEREOF, Landlord and Tenant, acting herein by duly authorized individuals, have caused these presents to be executed in multiple counterparts, each of which shall have the force and effect of an original on this 20th day of February, 2009 (the "Effective Date").

LANDLORD:

Sheridan Hills Developments L.P.,
a Texas limited partnership

By: Pouncet Sheridan Inc., an Ontario, Canada corporation, its general partner

By: [signature]
Name: L. LUBIN
Title: V. President

TENANT:

TEXAS HEART INSTITUTE

By: James T. Willerson, M.D.
Name: Dr. James T. Willerson
Title: President, Texas Heart Institute

ADDRESS:

Texas Medical Center
6770 Bertner, Suite C550H
Houston, TX 77030

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EXHIBIT A

FLOOR PLAN OF THE LEASED PREMISES

See Attached

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Floor Plan - Level 9

B5

Floor Plan - Level 6

A5

General Notes

Keyplan

Kirksey | Architecture
Houston, Texas

Kirksey

Life Science Plaza
The Methodist Group

2130 Holcombe
Houston, Texas 77030

Floor Plans

A2.27

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EXHIBIT B

LEGAL DESCRIPTION OF THE LAND

All that certain 2.3391 acres being all of Restricted Reserve "A", Block 1, Twenty-One Thirty West Holcombe Boulevard Replat No. 1 according to the plat thereof as filed in Film Code Number 595196, Harris County Map Records, in the P. W. Rose Survey, Abstract - 645, Houston, Harris County, Texas, and being more particularly described by metes and bounds as follows (bearings based on Texas Coordinate System of 1983, South Central Zone);

Commencing at Harris County Floodplain Reference Mark Number 040110 being a brass disc stamped "040110" having published coordinates of (X: 3,110,377.78) and (Y: 13,820,307.50) from which Harris County Floodplain Reference Mark Number 040115 being a brass disc stamped "D100 BM16" bears S 70° 42' 24" W - 1,730.12' for reference; Thence N 36° 12' 56" W - 1,995.95' to a found 3/4" iron pipe with cap (stamped C.L. DAVIS RPLS 4464) marking the southeast corner of said Restricted Reserve "A" from which a found 3/4" iron pipe bears N 79° 32' 53" E - 0.69' for reference and marking the POINT OF BEGINNING of herein described tract;

1. Thence S 87° 49' 11" W - 932.20' with the north right-of-way line of West Holcombe Boulevard (120' wide) to a found 1" iron pipe marking the southwest corner of said Restricted Reserve "A";

2. Thence N 02° 10' 49" W - 104.62' with the east right-of-way line of Mont Clair Drive (60' wide) to a 1" pinch top pipe marking the southwest corner of Lot 22, Block 7, Replat of Southgate Addition Section No. 3 according to the plat thereof as filed in Volume 26, Page 16, Harris County Map Records;

3. Thence N 87° 52' 11" E - 798.90' north line of said Reserve "A" to a found 5/8" iron rod for corner;

4. Thence N 59° 45' 09" E - 151.07' with the south line of Lots 9 - 11, Block 7 of said Replat of Southgate Addition, Section No. 3 to a found 5/8" iron rod for corner;

5. Thence S 02° 10' 49" E - 175.00' with the west line of that certain tract described in a deed dated 06-30-1986 from Miller Hotel Development, Incorporated to Burger King Corporation as filed in Official Records of Real Property of Harris County at Clerk's File Number K-700805, Film Code 056-71-1646 to the POINT OF BEGINNING and containing 2.3391 (101,892 square feet) of land more or less.

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EXHIBIT C

PARKING AGREEMENT

Landlord hereby agrees to make available to Tenant and Tenant hereby agrees to pay for and take, during the full Term of this Lease Agreement, three (3) reserved parking spaces and thirteen (13) unreserved parking spaces (hereinafter collectively referred to as the "**Parking Spaces**") in the Building parking garage (hereinafter referred to as the "**Garage**"), upon the following terms and conditions:

1. Tenant shall take two (2) reserved parking spaces and six (6) unreserved parking spaces beginning on the Commencement Date, and shall take the remainder of the Parking Spaces on November 1, 2009. Tenant shall pay rental only on the two (2) reserved parking spaces and six (6) unreserved parking spaces until November 1, 2009, and will thereafter pay rental on all of the Parking Spaces.

2. Tenant shall pay as rental for the Parking Spaces the rates charged from time to time by the operator of the Garage, plus all taxes applicable thereto. The initial monthly rate for each of the Parking Spaces for reserved parking shall be $250 plus taxes and for unreserved parking shall be $165 plus taxes. Subject to Paragraph 1 above, said rentals shall be due and payable to Landlord or its parking manager, as designated in writing by Landlord at the address of the Landlord's property manager specified in Section 31 of this Lease Agreement (or such other address as may be designated by Landlord in writing from time to time), as additional rent on the first day of each calendar month during the Term.

3. Landlord will issue to Tenant parking tags, stickers or access cards for the Parking Spaces, or will provide a reasonable alternative means of identifying and controlling vehicles authorized to park in the contract Garage. Tenant shall surrender each such tag, sticker or other identifying device to Landlord upon termination of the Parking Space related thereto. Tenant shall pay a refundable deposit for any electronic access device provided by Landlord.

4. Landlord, at its discretion, shall have the right from time to time and upon written notice to Tenant to designate the area(s) within which vehicles may be parked. Tenant agrees that although Landlord shall mark with signage Tenant's reserved Parking Spaces, Landlord shall have no obligation to enforce such reservation by ticketing, towing or affixing a notice to cars parked in Tenant's reserved Parking Spaces by those who are not Tenant's customers, guests, invitees and employees.

5. If for any reason Landlord fails or is unable to provide any of the Parking Spaces to Tenant at any time during the Term or any renewals or extensions hereof, and such failure continues for five (5) business days after Tenant gives Landlord written notice thereof, Tenant's obligation to pay rental for any Parking Space which is not provided by Landlord shall be abated for so long as Tenant does not have the use thereof and Landlord shall use its diligent good faith efforts to provide alternative parking arrangements reasonably acceptable to Tenant for the number of vehicles equal to the number of Parking Spaces not provided by Landlord. Tenant shall pay for any alternative parking provided by Landlord so long as Tenant is not paying rent for the Parking Spaces, provided that the cost of such alternative parking shall not exceed the rent for the Parking Spaces. This abatement and good faith effort to provide alternative parking arrangements shall be in full settlement of all claims that Tenant might otherwise have against Landlord by reason of Landlord's failure or inability to provide Tenant with such Parking Space.

6. If the Term commences on other than the first day of a calendar month or terminates on other than the last day of a calendar month, then rentals for the Parking Spaces shall be prorated on a daily basis.

7. Tenant shall indemnify, defend (with counsel reasonably acceptable to Landlord) and hold harmless the Landlord Parties from and against all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs, expenses and disbursements (including court costs and reasonable attorneys' fees) resulting directly or indirectly from the use of the Parking Spaces, except to the extent caused by the gross negligence or willful misconduct of the Landlord Parties.

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8. Landlord may provide parking in the Garage or in surface lots for visitors to the Building in an area designated by Landlord and in a capacity determined by Landlord to be appropriate for the Building. Landlord reserves the right to charge and collect a fee for parking in the visitor Garage or in the surface lots in an amount determined by Landlord or the operator of the Garage to be appropriate. Provided that Tenant has not defaulted under this Lease Agreement, Landlord agrees to allow Tenant to validate the parking ticket of Tenant's visitors with a stamp or other means approved in advance by Landlord, and to bill Tenant for the parking charges so validated by Tenant on a monthly basis. Said visitor parking charges shall be due and payable to Landlord as additional rent within ten (10) days after Tenant's receipt of such statement. Alternatively, Landlord may establish a parking validation program whereby tenants may, at their option, purchase prepaid parking validation stickers or other means of identification for specific increments of visitor parking charges, which the tenants may then distribute to their visitors and invitees to be submitted to the Garage attendant as payment for the applicable increment of visitor parking charge.

9. Upon the occurrence of an Event of Default under the Lease Agreement, Landlord shall have the right (in addition to all other rights, remedies and recourse hereunder and at law) to terminate Tenant's use of the Parking Spaces without prior notice or warning to Tenant.

10. Landlord shall have the right to relocate the Garage to any future parking facilities Landlord may construct on the Land, provided that the number of parking spaces required to be made available to Tenant hereunder is not diminished.

A condition of any parking shall be compliance by the parker with Garage rules and regulations, including any sticker or other identification system established by Landlord. The following rules and regulations are in effect until notice is given to Tenant of any change. Landlord reserves the right to modify and/or adopt such other reasonable rules and regulations for the Garage as it deems necessary for the operation of the Garage. Landlord may refuse to permit any person who violates the rules to park in the Garage, and any violation of the rules shall subject the car to removal.

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PARKING RULES AND REGULATIONS

1. Cars must be parked entirely within the stall lines painted on the floor.

2. All directional signs and arrows and signs designating wheelchair accessible parking spaces must be observed.

3. The speed limit shall be five (5) miles per hour.

4. Parking prohibited:

   (a) in areas not striped for parking
   (b) in aisles
   (c) where "no parking" signs are posted
   (d) on ramps where indicated
   (e) in cross-hatched areas
   (f) in spaces reserved for exclusive use by designated lessees
   (g) in such other areas as may be designated by Landlord or Landlord's agent(s).

5. Parking stickers or any other device or form of identification supplied by Landlord shall remain the property of Landlord and shall not be transferable. There will be a replacement charge payable by Tenant equal to the amount posted from time to time by Landlord for loss of any parking card or parking sticker.

6. Garage managers and attendants are not authorized to make or allow any exceptions to these Rules and Regulations.

7. Every parker is required to park and lock his own car. All responsibility for loss or damage to cars and contents, property or persons is assumed by the parker.

8. Tenant is required to give Landlord, on a quarterly basis, a list of employees parking in the Garage which shall include year, make and model of car and license number.

9. In order to protect Landlord's property, Landlord shall have the right, but not the obligation, to install cameras in the Garage.

10. Landlord is entitled to limit the size of the parked vehicles by weight, height or width without constituting a breach of its obligation to provide parking hereunder.

Failure to promptly pay the rent required hereunder or persistent failure on the part of Tenant or Tenant's designated parkers to observe the Rules and Regulations above shall give Landlord the right to terminate Tenant's right to use the parking structure. No such termination shall create any liability on Landlord or be deemed to interfere with Tenant's right to quiet possession of its Leased Premises.

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EXHIBIT D

RULES AND REGULATIONS

The following standards shall be observed by Tenant for the common safety, cleanliness and convenience of all occupants of the Building. These rules are subject to change from time to time, as specified in the Lease Agreement.

1. All tenants will refer all contractors' representatives and installation technicians who are to perform any work within the Building to Landlord for Landlord's supervision, approval and control before the performance of any such work. This provision shall apply to all work performed in the Building including, but not limited to, installations of telephones, computer equipment, electrical devices and attachments, and any and all installations of every nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment and any other physical portion of the Building. Tenant shall not mark, paint, drill into, or in any way deface any part of the Building or the Leased Premises, except with the prior written consent of the Landlord, and as the Landlord may direct.

2. The work of the janitorial or cleaning personnel shall not be hindered by Tenant after 5:30 p.m., and such work may be done at any time when the offices are vacant. The windows, doors and fixtures may be cleaned at any time. Tenant shall provide adequate waste and rubbish receptacles, cabinets, book cases, map cases, etc., necessary to prevent unreasonable hardship to Landlord in discharging its obligations regarding cleaning service.

3. Prior to the commencement of any construction in the Leased Premises, Tenant shall deliver evidence of its contractor's and subcontractor's insurance, such insurance being with such companies, for such periods and in such amounts as Landlord may reasonably require pursuant to Section 2.3(d) of **Exhibit G**, naming the Landlord Parties as additional insureds.

4. No sign, advertisement or notice shall be displayed, painted or affixed by Tenant, its agents, servants or employees, in or on any part of the outside or inside of the Building or Leased Premises without prior written consent of Landlord, and then only of such color, size, character, style and material and in such places as shall be approved and designated by Landlord. Signs on doors and entrances to the Leased Premises shall be placed thereon by Landlord.

5. Tenant shall not place, install or operate on the Leased Premises or in any part of the Building any engine, refrigerating, heating or air conditioning apparatus, stove or machinery, or conduct mechanical operations, or place or use in or about the Leased Premises any inflammable, explosive, hazardous or odorous solvents or materials without the prior written consent of Landlord. No portion of the Leased Premises shall at any time be used for cooking, sleeping or lodging quarters. Tenant may use coffee pots, refrigerators and microwaves in Leased Premises.

6. Tenant shall not make or permit any loud or improper noises in the Building or otherwise interfere in any way with other tenants.

7. Landlord will not be responsible for any lost or stolen personal property or equipment from the Leased Premises or public areas, regardless of whether such loss occurs when the area is locked against entry or not.

8. Tenant, or the employees, agents, servants, visitors or licensees of Tenant, shall not, at any time or place, leave or discard rubbish, paper, articles, plants or objects of any kind whatsoever outside the doors of the Leased Premises or in the corridors or passageways of the Building or attached Parking Areas. No animals, bicycles or vehicles of any description shall be brought into or kept in or about the Building, except for Landlord designated bicycle parking areas.

9. No additional lock or locks shall be placed by Tenant on any door in the Building unless written consent of Landlord shall have first been obtained. Two (2) keys will be furnished by Landlord for the Leased

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Premises, and any additional key required must be obtained from Landlord. A charge will be made for each additional key furnished. All keys shall be surrendered to Landlord upon termination of tenancy.

10. None of the entries, passages, doors, hallways or stairways in the Building shall be blocked or obstructed.

11. Landlord shall have the right to determine and prescribe the weight and proper position of any unusually heavy equipment, including computers, safes, large files, etc., that are to be placed in the Building, and only those which in the exclusive judgment of the Landlord will not do damage to the floors, structure and/or elevators may be moved into the Building. Any damage caused by installing, moving or removing such aforementioned articles in the Building shall be paid for by Tenant.

12. All holiday and other decorations must be constructed of flame retardant materials. Live Christmas trees are not permitted in the Leased Premises.

13. Tenant shall provide Landlord with a list of all personnel authorized to enter the Building after hours (6:00 p.m. to 7:00 a.m. Monday through Friday, and 24 hours a day on Saturdays, Sundays and Holidays).

14. After hours air conditioning/heating (6:00 p.m. to 7:00 a.m. Monday through Friday; 12:00 noon to 12:00 midnight Saturday; and 24 hours a day Sunday and Holidays) must be requested in writing by noon of a regular work day prior to the day for which additional air conditioning is requested, or if Tenant so requires after hours air conditioning/heating on a regular basis during the Term of this Lease Agreement, Tenant shall have the right to deliver to Landlord a written notice specifying the hours Tenant so requires such air conditioning/heating. Tenant shall be charged the prevailing hourly rate during such after hours period more particularly described on **Exhibit H**.

15. The following dates shall constitute **"Holidays"** as said term is used in this Lease Agreement: New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving and the Friday following Thanksgiving Day and Christmas and any other holiday recognized and taken by tenants cumulatively occupying at least one-half of the Net Rentable Area of office space of the Building.

16. The following hours shall constitute the normal business hours of the Building: between 7:00 a.m. and 6:00 p.m. from Monday through Friday and between 8:00 a.m. and 12:00 noon on Saturdays, all exclusive of Holidays.

17. Movement of furniture or office equipment in or out of the Building, or dispatch or receipt by Tenant of any heavy equipment, bulky material or merchandise which requires use of elevators or stairways, or movement through the Building's service dock or lobby entrance shall be restricted to such hours as Landlord shall designate. All such movement shall be in a manner to be agreed upon between Tenant and Landlord in advance. Such prior arrangements shall be initiated by Tenant. The time, method and routing of movement and limitations for safety or other concern which may prohibit any article, equipment or other item from being brought into the Building shall be subject to Landlord's discretion and control. Any hand trucks, carryalls or similar appliances used for the delivery or receipt of merchandise or equipment shall be equipped with rubber tires, side guards and such other safeguards as the Building shall require. Although Landlord or its personnel may participate in or assist in the supervision of such movement, Tenant assumes full responsibility for all risks as to damage to articles moved and injury to persons or property engaged in such movement, including equipment, property and personnel of Landlord if damaged or injured as a result of acts in connection with carrying out this service for Tenant, from the time of entering the property to completion of work. Landlord shall not be liable for the acts of any person engaged in, or any damage or loss to any of said property or persons resulting from any act in connection with such service performed for Tenant.

18. Tenant shall notify Landlord of furniture or equipment to be removed from the Building after hours. Description and serial numbers shall be provided if requested by Landlord.

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19. Landlord shall designate one elevator to be the freight elevator to be used to handle packages and shipments of all kinds. The freight elevator shall be available to handle such deliveries from 9:00 a.m. to 11:00 a.m. and 2:00 p.m. to 3:30 p.m. weekdays. Parcel Post, express, freight or merchants' deliveries can be made anytime within these hours. No furniture or freight shall be handled outside the above hours, except by previous arrangement.

20. Any additional services as are routinely provided to tenants, not required by the Lease Agreement to be performed by Landlord, which Tenant requests Landlord to perform, and which are performed by Landlord, shall be billed to Tenant at Landlord's cost plus fifteen percent (15%).

21. All doors leading from public corridors to the Leased Premises are to be kept closed when not in use.

22. Canvassing, soliciting or peddling in the Building is prohibited and Tenant shall cooperate to prevent same.

23. Tenant shall give immediate notice to the Building Manager in case of accidents in the Leased Premises or in the Building or of defects therein or in any fixtures or equipment, or of any known emergency in the Building.

24. Tenant shall not use the Leased Premises or permit the Leased Premises to be used for photographic, multilith or multigraph reproductions, except in connection with its own business.

25. The requirements of Tenant will be attended to only upon application to the Building Manager. Employees of Landlord shall not perform any work or do anything outside of their regular duties, unless under special instructions from the Building Manager.

26. Tenant shall place or have placed solid pads under all rolling chairs such as may be used at desks or tables. Any damages caused to carpet by not having same shall be repaired or replaced at the expense of Tenant.

27. Tenant, or the employees, agents, servants, visitors or licensees of Tenant shall abide by the rules and regulations for the Parking Areas included in the Parking Agreement attached hereto as Exhibit "C".

28. Landlord reserves the right to rescind any of these Rules and Regulations of the Building, and to make such other and further rules and regulations as in its judgment shall from time to time be needful for the safety, protection, care and cleanliness of the Building, the Leased Premises and the Parking Areas, the operation thereof, the preservation of good order therein and the protection and comfort of the other tenants in the Building and their agents, employees and invitees, which rules and regulations, when made and written notice thereof is given to Tenant, shall be binding upon Tenant in like manner as if originally herein prescribed.

29. Landlord will provide twenty (20) cardkeys or other access devices to Tenant and Tenant agrees to return all of these cardkeys and other access devices to Landlord upon expiration or termination of this Lease Agreement. All others will be furnished to Tenant at a cost of Fifty and 00/100 Dollars ($50.00) per card or a mutually agreed upon price for each other access device. Any future increase in the cost of cardkeys and other access devices will be passed on to Tenant for any additional cardkeys and other access devices required.

30. Tenant, or its employees, agents, servants, visitors, invitees or licensees of Tenant, shall not smoke or permit to be smoked cigarettes, cigars or pipes within the Leased Premises or Building. Smoking shall be confined to area(s) designated by Landlord but shall in no event be closer than twenty-five feet (25') to any entrance to the Building. Landlord shall have no obligation to Tenant for failure of another tenant, its employees, agents, servants, visitors, invitees or licensees to comply with this paragraph.

31. Tenant shall not attempt to adjust wall-mounted thermostats in the Building. If there is any damage to wall-mounted thermostats due to attempts by Tenant to adjust thermostats, Landlord may repair such damage at the sole cost and expense of the Tenant.

D-3

A-42

FIRST AMENDMENT TO LEASE AGREEMENT

THIS FIRST AMENDMENT TO LEASE AGREEMENT (this "***First Amendment***") is made and entered into as of the 2nd day of June, 2009 (the "***Effective Date***") by and between SHERIDAN HILLS DEVELOPMENTS L.P. ("***Landlord***") and TEXAS HEART INSTITUTE ("***Tenant***").

WITNESSETH:

WHEREAS, Landlord and Tenant entered into that certain Lease Agreement dated February 20, 2009 (the "***Lease***"), whereby Landlord leased to Tenant approximately 8,416 square feet of Net Rentable Area on floor nine (9) (the "***Leased Premises***") in the office building located at 2130 West Holcombe Boulevard, Houston, Harris County, Texas 77030 (the "***Building***"); and

WHEREAS, Landlord and Tenant desire to amend the Lease in certain respects.

NOW, THEREFORE, in consideration of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Leased Premises. The first sentence in Section 1.A of the Lease is hereby deleted in its entirety and replaced with the following:

> "A. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord for the rental and on the terms and conditions hereinafter set forth approximately 8,891 square feet of Net Rentable Area on the ninth (9th) floor as indicated on the floor plan attached hereto as **Exhibit A** and known as Suite 900 (the "**Leased Premises**") in the medical office building located at 2130 West Holcombe Boulevard, Houston, Harris County, Texas 77030 (the "**Building**") and situated on that certain tract or parcel of land more particularly described by metes and bounds on **Exhibit B** attached hereto and made a part hereof for all purposes (the "**Land**")."

2. Floor Plan of Leased Premises. Exhibit A to the Lease is hereby deleted in its entirety and replaced with Exhibit A attached hereto and made a part hereof for all purposes.

3. Term. Section 2.A of the Lease is hereby deleted in its entirety and replaced with the following:

> "A. The term of this Lease Agreement (the "**Term**") shall commence on the earlier to occur of (i) the date Tenant occupies the Leased Premises for the purpose of conducting its business therein or (ii) July 1, 2009 (such date being herein referred to as the "**Commencement Date**") and, unless sooner terminated or renewed and extended in accordance with the terms and conditions set forth herein, shall expire at 11:59 p.m. on the day preceding the last day of the one hundred twenty-sixth (126th) month thereafter (the "**Expiration Date**")."

A-43

4. Base Rent. The first paragraph of Section 5 of the Lease (including the Base Rent table) is hereby deleted in its entirety and replaced with the following:

"A. As part of the consideration for the execution of this Lease Agreement, Tenant covenants and agrees and promises to pay Landlord base rent according to the following schedule (the "**Base Rent**"):

Months Following the Commencement Date	Annual Base Rent Rate Per Square Foot of Net Rentable Area	Annual Base Rent	Monthly Payment
1-6	$0	$0	$0
7-36	$24.00	$213,384.00	$17,782.00
37-72	$26.40	$234,722.40	$19,560.20
73-108	$29.75	$264,507.25	$22,042.27
109-126	$33.50	$297,848.50	$24,820.71"

5. Brokerage Commissions. Other than PinPoint Commercial, L.P., who represents the Landlord in connection with this First Amendment, each party hereby represents and warrants to the other party that it has not employed any other agents, brokers or other such parties in connection with this First Amendment, and each party agrees that it shall hold the other party harmless from and against any breach of the foregoing warranty.

6. Miscellaneous.

(a) Amendment to Lease. The parties acknowledge and agree that the Lease has not been amended or modified in any respect, other than by this First Amendment, and there are no other agreements of any kind currently in force and effect between the parties with respect to the Premises or the Building. The term "***Lease***" shall mean the Lease as so amended, unless the context requires otherwise.

(b) Counterparts. This First Amendment may be executed in multiple counterparts, and each counterpart when fully executed and delivered shall constitute an original instrument, and all such multiple counterparts shall constitute but one and the same instrument.

(c) Entire Agreement. The Lease as amended by this First Amendment sets forth all covenants, agreements and understandings among the parties with respect to the subject matter hereof and there are no other covenants, conditions or understandings, either written or oral, between the parties hereto except as set forth in the Lease.

(d) Full Force and Effect. Except as expressly amended hereby, all other items and provisions of the Lease, as amended, remain unchanged and continue to be in full force and effect.

(e) Conflicts. The terms of this First Amendment shall control over any conflicts between the terms of the Lease and the terms of this First Amendment.

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A-44

(f) Authority of Tenant. Tenant warrants and represents unto Landlord that (i) Tenant has full right and authority to execute, deliver and perform this First Amendment; and (ii) the person executing this First Amendment was authorized to do so.

(g) Authority of Landlord. Landlord warrants and represents unto Tenant that (i) Landlord has full right and authority to execute, deliver and perform this First Amendment; and (ii) the person executing this First Amendment was authorized to do so.

(h) Capitalized Terms. Capitalized terms not defined herein shall have the same meanings attached to such terms under the Lease.

(i) Successors and Assigns. This First Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(j) Governing Law. This First Amendment shall be governed by, and construed in accordance with, the laws of the State of Texas.

[SIGNATURES ON FOLLOWING PAGE]

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A-45

A-46

Exhibit A

Floor Plan of the Leased Premises

See Attached

A-47

C
D
E
7
8
9
10
11
12
13
14
15
16
17
18
19
20
21
22

Life Science Plaza
Level 9
April 17, 2009

A-48

B-1

EXHIBIT “C”

THE CONVEYED PERSONAL PROPERTY

Reception Area:

1 reception desk chair

4 upholstered chairs, 1 sofa

1 small coffee table

2 end tables

Boardroom:

1 table

14 executive chairs

CEO office:

3 bookcase/file cabinets

1 L-Shape Desk

1 small coffee table

2 upholstered chairs

6 Office Spaces:

1 - L-shaped desk, with hutch and tack board

1 – executive chair

2 guest chairs

1 - 5 shelf bookcase

Administrative Assistant Area:

1 – Ushape desk with hutch and tackboard

1 bookcase

2 guest chairs

Kitchen Area:

1 laminate rectangular table with 12 chairs

1 refrigerator

2 microwaves

1 dishwasher

1 ice machine

EXHIBIT “C-1”

FORM OF BILL OF SALE

[See Attached]

EXHIBIT “C”

FORM OF BILL OF SALE

Texas Heart Institute, a Texas non-profit corporation (“Grantor”), in consideration of the sum of Twenty Thousand and 00/100 Dollars ($30,000.00) paid to Grantor by Essa Pharmaceuticals Corp., a Texas corporation (“Grantee”), the receipt and sufficiency of which is hereby acknowledged, does hereby sell, convey, transfer, assign and deliver unto Grantee effective this 7th day of April, 2015, certain personal property located at the premises known as Suite 900 located on the ninth (9th) floor of that certain medical office building located at 2130 West Holcombe Boulevard, Houston, Texas 77030 and described in detail on Schedule 1 attached hereto and incorporated herein by reference (collectively, the “Personal Property”) “AS IS, WHERE IS, WITH ALL FAULTS” AND IN ITS EXISTING CONDITION AS OF THE DATE HEREOF.

TO HAVE AND TO HOLD the Personal Property, together with all and singular the rights and appurtenances thereto in anywise belonging, unto Grantee, its successors and assigns, forever. Grantor does hereby bind itself, its successors and assigns, to forever warrant and defend title to the Personal Property unto Grantee, its successors and assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof, by, through or under Grantor, but not otherwise.

GRANTOR IS NOT MAKING ANY WARRANTY OF MERCHANTABILITY, SUITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR QUALITY, WITH RESPECT TO ANY OF THE PERSONAL PROPERTY BEING TRANSFERRED, OR AS TO THE CONDITION OR WORKMANSHIP THEREOF OR THE ABSENCE OF ANY DEFECTS THEREIN, WHETHER LATENT OR PATENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, GRANTOR IS NOT MAKING ANY REPRESENTATIONS OR WARRANTIES, WRITTEN OR ORAL, STATUTORY, EXPRESS OR IMPLIED, CONCERNING THE PERSONAL PROPERTY.

Grantor hereby covenants that it will execute and deliver such documents requested by Grantee necessary to evidence and effect the sale, transfer, conveyance and assignment of the Personal Property to Grantee.

The terms and conditions of this Bill of Sale shall be governed and construed in accordance with the laws of the State of Texas.

[Signatures on Following Page]

IN WITNESS WHEREOF, Grantor and Grantee have caused this Bill of Sale to be executed effective as of the date first set forth above.

GRANTOR:

TEXAS HEART INSTITUTE, a Texas non-profit corporation

By:	/s/ Marc C. Mattsson
Name:	Marc C. Mattsson
Title:	CEO

Acknowledged and agreed.

GRANTEE:

ESSA PHARMACEUTICALS CORP.,
a Texas corporation

By:	/s/ Robert W. Rieder
Name:	Robert W. Rieder
Title	CEO

C-1

Schedule 1

DESCRIPTION OF THE PERSONAL PROPERTY

Reception Area:

1 reception desk chair

4 upholstered chairs, 1 sofa

1 small coffee table

2 end tables

Boardroom:

1 table

14 executive chairs

CEO office:

3 bookcase/file cabinets

1 L-Shape Desk

1 small coffee table

2 upholstered chairs

6 Office Spaces:

1 - L-shaped desk, with hutch and tack board

1 – executive chair

2 guest chairs

1 - 5 shelf bookcase

Administrative Assistant Area:

1 – Ushape desk with hutch and tackboard

1 bookcase

2 guest chairs

Kitchen Area:

1 laminate rectangular table with 12 chairs

1 refrigerator

2 microwaves

1 dishwasher

1 ice machine

C-2

LANDLORD’S CONSENT TO SUBLEASE

DATE:	April 7, 2015

LANDLORD:	Sheridan Hills Developments LP, a Texas Limited Partnership

SUBLESSOR:	Texas Heart Institute, a Texas non-profit corporation

SUBLESSEE:	Essa Pharmaceuticals Corp., a Texas corporation

SUBLEASED PREMISES:	The portion of the Premises (as defined in the Prime Lease) shown on Exhibit A attached hereto

PRIME LEASE:	Lease Agreement dated as of February 20, 2009, by and between Sheridan Hills Developments LP, a Texas Limited Partnership (“Landlord”), and Texas Heart Institute (“Sublessor”), as amended by a First Amendment to Lease Agreement between Landlord and Sublessor, dated June 2, 2009.

Landlord hereby consents to Sublessor subleasing the Subleased Premises to Sublessee as described above pursuant to the form of Sublease Agreement attached hereto as Exhibit B (the “Sublease Agreement”), provided that (i) such consent shall never be deemed to constitute Landlord’s approval of any terms or provisions of the documents evidencing such Sublease Agreement; (ii) such consent shall never be construed as creating privity between Landlord and Sublessee [other than through this Landlord’s Consent to Sublease (this “Consent”)]; (iii) the Sublease Agreement is subordinate to the Prime Lease and shall terminate upon termination of the Prime Lease; (iv) nothing contained herein or in the Sublease Agreement shall be deemed a release of Sublessor with respect to its obligations under the Prime Lease; (v) Sublessor shall remain fully liable for the performance of all of Sublessor’s obligations under the Prime Lease, including, without limitation, payment of all rent, parking charges, and other amounts payable by Sublessor under the Prime Lease; (vi) no further subletting or assignment of the Premises by Sublessor or the Subleased Premises by Sublessee will be made without the prior written consent of Landlord, which consent may be granted or withheld in accordance with the terms and provisions of the Prime Lease; (vii) any violation by Sublessee of the terms and conditions of the Prime Lease shall constitute a default thereunder for which Sublessor shall be fully liable following the expiration of any applicable notice and cure periods provided; (viii) upon Sublessee’s receipt of written notice from Landlord setting forth that Sublessor is in default of the Prime Lease beyond all applicable notice and cure periods, Sublessee shall thereafter be required to pay all rent and other sums payable under the Sublease Agreement directly to Landlord, provided that Landlord’s receipt of such rent from the Sublessee shall not be deemed to release the Sublessor from its obligations under the Prime Lease, or constitute an acceptance by Landlord of the Sublessee as a direct tenant; (ix) specifically, but not by way of limitation of any other matter referred to in this Consent or in the Sublease Agreement, Sublessee agrees that the terms and provisions of Sections 28 and 29 of the Prime Lease are incorporated into this Consent by reference and Sublessee agrees that it shall be bound by all waivers and shall fulfill all obligations thereunder as if Sublessee were “Tenant” under said Sections 28 and 29 of the Prime Lease, including, without limitation, the obligation to indemnify and save harmless Landlord in accordance with Section 28 of the Prime Lease and the obligation to obtain and maintain throughout the term of the Sublease Agreement, with respect to the Subleased Premises, the insurance required to be maintained by “Tenant” under Section 29 of the Prime Lease, and Sublessee shall name Landlord (and all other parties required under said Section 29 of the Prime Lease to be named as an additional insured) as an additional insured on all such policies; (x) fifty percent (50%) of any excess rent payable to Sublessor by Sublessee pursuant to the Sublease Agreement shall be paid by Sublessor to Landlord in accordance with Section 12 of the Prime Lease; and (xi) Sublessor shall pay Landlord, simultaneously with Sublessor’s execution of this Consent, a review fee of $750.00; provided that if Landlord’s actual reasonable costs and expenses (including reasonable attorney’s fees) exceed $750.00, Sublessor shall reimburse Landlord for Landlord’s actual reasonable costs and expenses in lieu of the fixed review fee.

1

Sublessor hereby expressly and irrevocably waives the Termination Option as set out in section 51 of the Original Lease.

To the extent the Prime Lease shall be terminated prior to the expiration of the term of the Sublease Agreement for any reason other than a termination by Landlord due to condemnation, fire or other damage in accordance with the terms of the Prime Lease, the Sublease Agreement, if then in existence, at Landlord’s option, which option may be exercised in Landlord’s sole discretion by delivering written notice to Sublessee, shall continue as a lease between Landlord, as lessor, and Sublessee, as lessee, with the same force and effect as if Landlord and Sublessee had entered into a lease as of the date of the termination of the Prime Lease containing the same terms, covenants and conditions as those contained in the Sublease Agreement, for a term equal to the unexpired term of said Sublease Agreement, provided that in such situation, Landlord shall not be (a) liable for previous acts or omissions of Sublessor, (b) bound by any rent previously paid by Sublessee, unless actually received by Landlord, (c) bound by any amendment to the Sublease Agreement made subsequent to the date hereof without Landlord’s consent or (d) liable for any obligations of Sublessor under the Sublease Agreement to make any improvements to the Subleased Premises. If Landlord elects to continue the Sublease in effect after the termination of the Prime Lease but Landlord fails to cure any existing defects under the Sublease by Sublessor, Sublessee, at Sublessee’s option, may terminate the Sublease by providing Landlord with written notice of termination.

Sublessee acknowledges and agrees that any rights Sublessee has under the Sublease Agreement are derived through Sublessor and therefore, if Sublessor’s rights under the Prime Lease are terminated, Sublessee’s rights will be automatically terminated under the Sublease Agreement (except as set forth in the preceding paragraph). In addition, except where Landlord elects to continue the Sublease after the termination of the Prime Lease (as a direct lease with Sublessee), Sublessee has no rights against Landlord, but, rather must look to Sublessor in the event of any alleged breach of the Prime Lease or of the Sublease Agreement. Capitalized terms not defined herein shall have the same meanings assigned to such terms in the Prime Lease. Sublessor and Sublessee represent and warrant that the Sublease Agreement attached hereto as Exhibit B is a true and complete copy of the Sublease Agreement, and that such Sublease Agreement constitutes the sole agreement between the Sublessor and Sublessee in relation to the subletting of the Subleased Premises. In the event that there shall be any conflict between the terms, covenants and conditions of this Consent and the terms, covenants and conditions of the Sublease Agreement, then the terms, covenants and conditions of this Consent shall prevail in each instance, and any conflicting terms, covenants or conditions of the Sublease Agreement shall be deemed modified to conform with the terms, covenants and conditions of this Consent. This Consent in no way modifies, waives, impairs, or affects the terms of the Prime Lease, nor increases any obligation of the Landlord under the Prime Lease.

[END OF TEXT]

2

Executed as of the date first written above.

LANDLORD:

Sheridan Hills Developments LP,
a Texas Limited Partnership

By: FOUNCET SHERIDAN INC. (G.P.)

By:	/s/ SHOEL SILVER
Name:	SHOEL SILVER
Title:	PRESIDENT

SUBLESSOR:

Texas Heart Institute,
a Texas non-profit corporation

By:	/s/ Mark C. Mattsson
Name:	Marc C. Mattsson
Title:	4/9/15 CEO

SUBLESSEE:

Essa Pharmaceuticals Corp.,
a Texas corporation

By:	/s/ Robert W. Riedar
Name:	Robert W. Rieder
Title:	CEO

3

EXHIBIT A

Diagram of the Location of the Subleased Premises

4

EXHIBIT B

Form of Sublease Agreement

(See attached)

5